SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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INTEL CORPORATION

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(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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INTEL CORPORATION

2200 Mission College Blvd.

Santa Clara, CA 95052-8119

(408) 765-8080

March 29, 2005

Dear Stockholder:

We will hold our 2005 Annual Stockholders’ Meeting at 8:30 a.m. Pacific Time on May 18, 2005 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of the annual meeting at www.intc.com.

If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from our Board of Directors are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at www.intel.com/intel/annualreports/2004.

We encourage you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up for electronic delivery of our stockholder communications. For more information, see “Electronic Delivery of Our Stockholder Communications.”

At this year’s annual meeting, the agenda includes the annual election of directors, ratification of our independent registered public accounting firm, approval of amendment and extension of the 2004 Equity Incentive Plan, and approval of amendment and extension of the Executive Officer Incentive Plan. The Board of Directors recommends that you vote FOR election of the director nominees, FOR ratification of appointment of the independent registered public accounting firm, FOR approval of amendment and extension of the 2004 Equity Incentive Plan, and FOR approval of amendment and extension of the Executive Officer Incentive Plan. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

Your Intel stockholder vote is more important than ever in 2005. Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted on at the annual meeting. The 10 nominees receiving the most votes “for” election will be elected as directors; and to pass, each other proposal included in this year’s proxy statement will require a majority of votes present or represented at the annual meeting. Many of our stockholders do not vote, so the stockholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company. In addition, banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as approval of amendment and extension of the 2004 Equity Incentive Plan and the Executive Officer Incentive Plan, which further reduces the number of votes cast.

If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (408) 765-1480. For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, LLC, by e-mail through their web site at www.computershare.com/contactUS or by phone at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (outside the U.S. and Canada). You can view your Intel stock holdings electronically and perform other transactions by enrolling in Computershare’s Investor Center at www.computershare.com. For questions related to voting, you may contact D. F. King & Co., Inc., our proxy solicitors, at (800) 290-6431 (within the U.S. and Canada) or (212) 269-5550 (outside the U.S. and Canada).

Sincerely yours,

Andrew S. Grove

Chairman of the Board

INTEL CORPORATION

Notice of Annual Stockholders’ Meeting

May 18, 2005

8:30 a.m. Pacific Time

Dear Stockholder:

You are cordially invited to attend our 2005 Annual Stockholders’ Meeting, which will be held at 8:30 a.m. Pacific Time on May 18, 2005 at the Santa Clara Convention Center, Santa Clara, California. Driving directions and a map are on the back cover of this proxy statement. For your convenience, we are pleased to offer a live webcast of the annual meeting at www.intc.com. For further details, see “Attending the Annual Meeting.”

We are holding the annual meeting for the following purposes:

1.	To elect a board of directors to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year.

3.	To approve amendment and extension of the 2004 Equity Incentive Plan.

4.	To approve amendment and extension of the Executive Officer Incentive Plan.

5.	To transact other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

The proxy statement, which follows this notice, fully describes these items. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders of record at the close of business on March 21, 2005 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices, 2200 Mission College Blvd., Santa Clara, California 95052-8119. If you would like to view the stockholder list, please call our Investor Relations department at (408) 765-1480 to schedule an appointment.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail. For further details, see “Submitting and Revoking Your Proxy” on page 2. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your company significant postage and processing costs.

The Board of Directors

By: Cary I. Klafter Corporate Secretary

Santa Clara, California

March 29, 2005

DOORS WILL OPEN AT 8:00 A.M.

ELECTRONIC DELIVERY OF OUR STOCKHOLDER COMMUNICATIONS

If you received your annual meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce your company’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can easily submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1.	If you are a registered holder (you hold your Intel shares in your own name through our transfer agent, Computershare Investor Services, LLC, or you have stock certificates), visit www.computershare.com/us/sc/intel to enroll.

2.	If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), visit www.icsdelivery.com/intel to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Investor Relations department at (408) 765-1480.

ATTENDING THE ANNUAL MEETING

We are pleased to offer two options for participating in our 2005 annual meeting: (1) viewing a live webcast at www.intc.com or (2) attending in person. We will hold the annual meeting at 8:30 a.m. Pacific Time on Wednesday, May 18, 2005 at the Santa Clara Convention Center, Santa Clara, California, located at the corner of Great America Parkway and Tasman Drive. Driving directions and a map to the Convention Center are on the back cover of this proxy statement. When you arrive at the Convention Center, signs will direct you to the appropriate meeting rooms. Please note that the doors to the meeting rooms will not open until 8:00 a.m., and due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit cameras and other recording devices in the meeting hall. If you choose to view the webcast, go to www.intc.com shortly before the meeting time, and follow the instructions for downloading the webcast. During the webcast, you will be able to submit questions by following the instructions on the web site. If you miss the annual meeting, you can view a replay of the webcast at www.intc.com until June 17, 2005. You need not attend the annual meeting in order to vote.

INTEL CORPORATION

2200 Mission College Blvd.

Santa Clara, CA 95052-8119

PROXY STATEMENT

Our Board of Directors (the “Board”) solicits your proxy for the 2005 Annual Stockholders’ Meeting to be held at 8:30 a.m. Pacific Time on Wednesday, May 18, 2005 at the Santa Clara Convention Center in Santa Clara, California, and at any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Stockholders’ Meeting.”

Record Date and Share Ownership

Only stockholders of record at the close of business on March 21, 2005 will be entitled to vote at the annual meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. As of the close of business on February 25, 2005, we had 6,180,500,358 outstanding shares of common stock. We made copies of this proxy statement available to stockholders beginning on March 29, 2005.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of the director nominees set forth in “Proposal 1: Election of Directors.”

•	FOR ratification of the independent registered public accounting firm set forth in “Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm.”

•	FOR approval of amendment and extension of the 2004 Equity Incentive Plan set forth in “Proposal 3: Approval of Amendment and Extension of the 2004 Equity Incentive Plan.”

•	FOR approval of amendment and extension of the Executive Officer Incentive Plan set forth in “Proposal 4: Approval of Amendment and Extension of the Executive Officer Incentive Plan.”

In addition, if other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the annual meeting.

Your stockholder vote is more important than ever in 2005. Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the annual meeting. To pass, each proposal included in this year’s proxy statement other than the election of directors requires a majority of votes present or represented at the annual meeting. Many of our stockholders do not vote, so the stockholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company. In addition, banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as approval of amendment and extension of the 2004 Equity Incentive Plan and the Executive Officer Incentive Plan, further reducing the number of votes cast.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the annual meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. At this year’s annual meeting, the polls will close at 10:00 a.m. Pacific Time, and no further votes will be accepted after that time. We intend to announce preliminary results at the annual meeting and publish final results on our Investor Relations web site at www.intc.com shortly after the meeting and also in our quarterly report on Form 10-Q for the second quarter of fiscal 2005. If you have any questions about submitting your vote, call our Investor Relations department at (408) 765-1480.

You may revoke your proxy at any time prior to the close of the polls at 10:00 a.m. Pacific Time on May 18, 2005 by: (1) submitting a later-dated vote, in person at the annual meeting, via the Internet, by telephone or by mail, or (2) delivering instructions to our Corporate Secretary prior to the annual meeting via e-mail at corporate.secretary@intel.com, by fax to (408) 653-8050 or by mail to Cary Klafter, Corporate Secretary, Intel Corporation, at M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

If you participate in the Intel Stock Fund through our 401(k) Savings Plan for current and former employees, your proxy will serve as a voting instruction for Fidelity Investments, the plan’s record keeper. If Fidelity does not receive voting instructions for shares in your plan account, Fidelity will vote those shares in the same proportion as other plan participants’ shares for which it has received voting instructions. You must submit your voting instructions for your Intel Stock Fund shares to Fidelity by May 13, 2005 to allow Fidelity time to receive your voting instructions and vote on behalf of the plan.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter. The 10 nominees for election as directors who receive the most votes “for” election will be elected. Ratification of the appointment of our independent registered public accounting firm, approval of amendment and extension of our 2004 Equity Incentive Plan, and approval of amendment and extension of our Executive Officer Incentive Plan will each require an affirmative vote of the majority of the shares of common stock present or represented at the annual meeting.

For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as approval of amendment and extension of the 2004 Equity Incentive Plan and the Executive Officer Incentive Plan, but may vote their clients’ shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 1: ELECTION OF DIRECTORS

Our nominees for the upcoming election of directors include eight independent directors, as defined in the applicable rules for companies traded on The NASDAQ Stock Market* (“NASDAQ”), and two members of our senior management. Each director serves a one-year term, as described below, with all directors subject to annual election.

At the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the persons listed below to serve as directors for the term beginning at the annual meeting on May 18, 2005. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section.

If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual meeting following the 2005 annual meeting or until their successors, if any, are elected or appointed. This section contains the names and biographical information for each of the nominees.

Director Changes in 2005. In November 2004, we announced that Andrew S. Grove, our Chairman of the Board, will not stand for reelection at the annual meeting and that Craig R. Barrett will succeed Dr. Grove as Chairman and Paul S. Otellini will succeed Dr. Barrett as Chief Executive Officer effective following the annual meeting. The Board’s Corporate Governance and Nominating Committee is presently considering possible candidates to take the Board seat to be vacated by Dr. Grove. The Committee and the Board have not yet chosen a candidate, and so have acted to temporarily reduce the size of the Board from 11 to 10 directors, effective with this upcoming election of directors. Accordingly, at the annual meeting, proxies may not be voted for more than 10 director nominees. The Board expects to identify and appoint a new director at some time in 2005 following the annual meeting, and the Board presently expects that the new director will be independent. With the addition of an independent director, the Board would consist of nine independent directors and two management directors. We will make a public announcement if and when a new director is appointed.

Recommendation of the Board

The Board recommends that you vote “FOR” the election of each of the following nominees.

Craig R. Barrett 65 Years Old Director Since 1992 Chief Executive Officer of Intel	Craig R. Barrett has been Chief Executive Officer since 1998 and a director of Intel since 1992. Dr. Barrett joined Intel in 1974. In 1984, he became Vice President, and then in 1985 General Manager of the Components Technology and Manufacturing Group. Dr. Barrett became a Senior Vice President in 1987 and General Manager of the Microcomputer Components Group in 1989. He was an Executive Vice President from 1990 to 1997, Chief Operating Officer from 1993 to 1997 and President from 1997 to 2002.

Charlene Barshefsky 54 Years Old Director Since January 2004 Senior International Partner at Wilmer Cutler Pickering Hale and Dorr LLP	Ambassador Charlene Barshefsky has been a director of Intel since January 2004 and is Senior International Partner at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP. Formerly the United States Trade Representative, Ambassador Barshefsky was the chief trade negotiator and principal trade policy maker for the United States from 1997 to 2001 and a member of the President’s cabinet. Ambassador Barshefsky is a director of the American Express Company, The Estée Lauder Companies Inc., Idenix Pharmaceuticals, Inc. and Starwood Hotels & Resorts Worldwide, Inc.

E. John P. Browne 57 Years Old Director Since 1997 Group Chief Executive of BP plc	E. John P. Browne, formally known as The Lord Browne of Madingley, has been a director of Intel since 1997. He has been a Managing Director of BP plc, a provider of energy and petrochemicals, since 1991 and Group Chief Executive since 1995. Lord Browne is also a non-executive director of the Goldman Sachs Group, Inc.

D. James Guzy 69 Years Old Director Since 1969 Chairman of Arbor Company	D. James Guzy has been a director of Intel since 1969 and is Co-Chairman of the Corporate Governance and Nominating Committee of the Board. Since 1969, he has been Chairman of Arbor Company, a limited partnership engaged in the electronics and computer industry. Mr. Guzy is also Chairman of the Board of PLX Technology, Inc. and a director of Cirrus Logic Inc., LogicVision, Inc., Tessera, Inc., and Alliance Capital Management Technology Fund. He also holds three directorships within the Davis Funds complex. Mr. Guzy is retiring from the boards of LogicVision and Tessera in May 2005.

Reed E. Hundt 57 Years Old Director Since 2001 Principal of Charles Ross Partners	Reed E. Hundt has been a director of Intel since 2001 and is Chairman of the Compensation Committee of the Board. Since 1998, Mr. Hundt has been a principal of Charles Ross Partners, a private investor and business advisory service. Since 1998, he has served as an independent adviser on information industries to McKinsey & Company, Inc., a management consulting firm, and, since 2000, to The Blackstone Group, a private equity firm. From 1993 to 1997, Mr. Hundt was Chairman of the Federal Communications Commission.

Paul S. Otellini 54 Years Old Director Since 2002 President and Chief Operating Officer of Intel	Paul S. Otellini has been a director of Intel and Intel’s President and Chief Operating Officer since 2002. Mr. Otellini joined Intel in 1974 and has held a number of positions, including General Manager of Intel’s Peripheral Components Operation and the Folsom Microcomputer Division. In 1990, Mr. Otellini became the General Manager of the Microprocessor Products Group, leading the introduction of the Intel® Pentium® processor. He was elected a corporate officer in 1991, a Senior Vice President in 1993 and Executive Vice President in 1996. From 1994 to 1998, Mr. Otellini served as General Manager of the Sales and Marketing Group, and from 1998 to 2002, he served as General Manager of the Intel Architecture Group. Mr. Otellini is a director of Google, Inc.

David S. Pottruck 56 Years Old Director Since 1998 Managing Director of The Pottruck Group	David S. Pottruck has been a director of Intel since 1998 and is Chairman of Intel’s Retirement Plans Investment Policy Committee. Since July 2004, Mr. Pottruck has been Managing Director of The Pottruck Group, a San Francisco private equity firm. Mr. Pottruck also serves as a Senior Fellow in the Wharton School of Business Center for Leadership and Change Management. In July 2004, Mr. Pottruck resigned from the Charles Schwab Corporation, a financial services provider, after a 20-year career, having served as President, Chief Executive Officer and a member of the board of directors.

Jane E. Shaw 66 Years Old Director Since 1993 Chairman and Chief Executive Officer of Aerogen, Inc.	Jane E. Shaw has been a director of Intel since 1993 and is Chairman of the Audit Committee of the Board. Dr. Shaw is Chairman and Chief Executive Officer of Aerogen, Inc., a company developing drug-device combination aerosol products for patients with respiratory disorders. She was President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company, from 1987 to 1994. Dr. Shaw is a director of McKesson Corporation and OfficeMax Incorporated.

John L. Thornton 51 Years Old Director Since 2003 Professor and Director of Global Leadership, Tsinghua University, Beijing	John L. Thornton has been a director of Intel since 2003 and is Chairman of the Finance Committee of the Board. He is Professor and Director of Global Leadership at Tsinghua University in Beijing. Mr. Thornton retired in 2003 as President and Co-Chief Operating Officer, and as a member of the board of directors, of the Goldman Sachs Group, Inc. Mr. Thornton is a director of China Netcom Communications Group Corporation, the Ford Motor Company, News Corporation and The Pacific Century Group, Inc.

David B. Yoffie 50 Years Old Director Since 1989 Professor of International Business Administration, Harvard Business School	David B. Yoffie has been a director of Intel since 1989. He is Lead Independent Director, Co-Chairman of the Corporate Governance and Nominating Committee of the Board and Chairman of the Executive Committee of the Board. Dr. Yoffie has been the Max and Doris Starr Professor of International Business Administration at the Harvard Business School since 1993 and has been on the Harvard University faculty since 1981. He is also a director of The Charles Schwab Corporation.

Intel stock ownership information for these individuals is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based on information furnished by the respective individuals.

Retiring Director

Andrew S. Grove 68 Years Old Director Since 1974 Chairman of the Board of Intel	Andrew S. Grove has been a director of Intel since 1974 and Chairman of the Board since 1997. Dr. Grove participated in founding Intel in 1968 and served as Vice President and Director of Operations through 1974. He became an Executive Vice President in 1975 and was Chief Operating Officer from 1976 to 1987. Dr. Grove was President from 1979 to 1997 and Chief Executive Officer from 1987 to 1998.

Director Emeritus

The Board has elected Gordon Moore as Chairman Emeritus and Director Emeritus. We do not have any other directors emeriti. Dr. Moore is invited to attend Board and Board committee meetings, but he does not have voting rights. Director emeritus is an unpaid position. We will reimburse Dr. Moore for his attendance-related expenses, although he has not to date requested any reimbursement.

Gordon E. Moore 76 Years Old Director Emeritus Since 2001 Chairman Emeritus of the Board of Intel Since 1997	Gordon E. Moore was a director of Intel from 1968 to 2001 and has been Chairman Emeritus of the Board since 1997. Dr. Moore co-founded Intel in 1968 and served as Executive Vice President until 1975. From 1975 to 1987, he served as Chief Executive Officer; and from 1979 to 1997, he served as Chairman. Dr. Moore is a director of Gilead Sciences, Inc.

THE BOARD, BOARD COMMITTEES AND MEETINGS

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of eleven directors. The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The current Board members include eight independent directors and three members of our senior management. The Board also has one director emeritus who may participate in Board meetings but does not vote.

“Independent” Directors. Each of our directors other than Messrs. Grove, Barrett and Otellini qualifies as “independent” in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Intel and Intel’s management.

In addition, as required by NASDAQ rules, the members of the Audit Committee each qualify as “independent” under special standards established by the U.S. Securities and Exchange Commission (the “SEC”) for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” E. John P. Browne is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Lord Browne’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Lord Browne any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Board has also determined that each Audit Committee member has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committee.

Board Responsibilities and Structure. The primary responsibilities of the Board are oversight, counseling and direction to our management in the long-term interests of the company and our stockholders. The Board’s detailed responsibilities include: (a) selecting and regularly evaluating the performance of the Chief Executive Officer and other senior executives; (b) planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other senior executives; (c) reviewing and, where appropriate, approving our major financial objectives and strategic and operating plans, business risks and actions; (d) overseeing the conduct of our business to evaluate whether the business is being properly managed; and (e) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures and compliance with law and ethics. The Board has instructed our Chief Executive Officer, working with our other executive officers, to manage our business in a manner consistent with our standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions that we may undertake.

The Board’s general policy, based on experience, is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management. In addition, the Board has an independent director designated as the Lead Independent Director, who is responsible for coordinating the activities of the other independent directors and performing various other duties. The general authority and responsibilities of the Lead Independent Director are established in a written charter adopted by the Board.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present, and the Board’s Lead Independent Director leads those sessions. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all of our employees outside of Board meetings, and the Board has a program that encourages each director to visit different Intel sites and events worldwide on a regular basis and meet with local management at those sites and events.

Board Committees and Charters. The Board currently has, and appoints the members of, standing Audit, Compensation, Corporate Governance and Nominating, Executive and Finance Committees. In addition, the Finance Committee has the authority to appoint the members of the Retirement Plans Investment Policy Committee, and there are Board members serving on that committee. Each member of the Audit, Compensation, Corporate Governance and Nominating, and Finance Committees is an independent director in accordance with NASDAQ standards. Each of the Board committees has a written charter approved by the Board. Copies of each charter, including the charter describing the position of Lead Independent Director, are posted on our Investor Relations web site at www.intc.com under the “Corporate Governance & Social Responsibility” section. The members of the committees are identified in the following table.

Director	Audit	Compensation	Corporate Governance and Nominating	Executive	Finance	Retirement Plans Investment Policy†
Craig R. Barrett				✓
Charlene Barshefsky					✓	✓
E. John P. Browne	✓	✓
Andrew S. Grove
D. James Guzy	✓		Co-Chair
Reed E. Hundt		Chair	✓
Paul S. Otellini				✓		✓
David S. Pottruck		✓				Chair
Jane E. Shaw	Chair		✓
John L. Thornton					Chair
David B. Yoffie			Co-Chair	Chair	✓

† Members are appointed by the Finance Committee.

Audit Committee. The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In 2004, the Audit Committee held eight meetings. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee” and “Exhibit C: Charter of the Audit Committee.”

Compensation Committee. The Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to our executive officers. The Compensation Committee also reviews and determines various other company compensation policies and matters. The Compensation Committee held two meetings in 2004 and also regularly acts by written consent. For more information, see “Report of the Compensation Committee on Executive Compensation.”

Corporate Governance and Nominating Committee. In May 2004, we combined the Corporate Governance Committee and the Nominating Committee to form the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and corporate social responsibility, such as environmental, workplace or stakeholder issues. The Corporate Governance and Nominating Committee also reviews and assesses the effectiveness of the Board’s Guidelines on Significant Corporate Governance Issues; makes recommendations to the Board regarding proposed revisions to the Guidelines; and makes recommendations to the Board regarding the size and composition of the Board. In addition, the Corporate Governance and Nominating Committee makes recommendations to the Board regarding the agendas for our annual meetings, reviews stockholder proposals and makes recommendations to the Board for action on such proposals, and reviews and makes recommendations concerning compensation for the independent directors.

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. This assessment includes issues of diversity in numerous factors such as age; understanding of and experience in manufacturing, technology, finance and marketing; and international experience and culture. These factors, and others as considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. The Corporate Governance and Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board.

As described in “Director Changes in 2005” on page 4, the Corporate Governance and Nominating Committee is currently considering candidates for the Board to succeed to the Board seat currently held by Dr. Grove. The Board expects to identify and appoint a new director at some time in 2005 following the annual meeting. We will make a public announcement if and when a new director is appointed.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2004, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Corporate Governance and Nominating Committee will consider candidates proposed by stockholders, and has from time to time received unsolicited candidate proposals from stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration should submit the candidate’s name and qualifications to our Corporate Secretary via e-mail at corporate.secretary@intel.com, by fax to (408) 653-8050 or by mail to Cary Klafter, Corporate Secretary, Intel Corporation, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119.

The Corporate Governance and Nominating Committee held three meetings in 2004, the former Nominating Committee held one meeting in 2004 and the former Corporate Governance Committee held two meetings in 2004.

Executive Committee. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by applicable law. The Executive Committee held one meeting in 2004.

Finance Committee. The Finance Committee reviews and recommends matters related to our capital structure, including the issuance of debt and equity securities; our cash and dividend policy and dividend declarations; banking arrangements, including investment of corporate cash; and management of the corporate debt structure. In addition, the Finance Committee reviews and approves finance and other cash management transactions whose authorization is not otherwise approved by the Board or delegated to our management. During 2004, the Finance Committee held three meetings.

Retirement Plans Investment Policy Committee. The Finance Committee appoints the members of the Retirement Plans Investment Policy Committee, which is responsible for adopting and amending investment policies for our U.S. employee retirement plans. The members of this committee also include Board members and company officers.

Attendance at Board, Committee and Annual Stockholders’ Meetings. The Board held six meetings in 2004. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the annual meeting. In 2004, each director attended at least 75% of the meetings of the Board and the committees on which he or she served, and all directors except one attended the 2004 Annual Stockholders’ Meeting. That meeting included reports from the independent-director chairs of the Audit and Compensation Committees.

The Board does not have a formal policy that seeks to limit the number of board seats held by an independent director, but the Board’s guideline of 100% attendance at meetings reflects the Board’s expectation that each director will meet his or her commitments to the position. The time commitments of directors vary substantially with regard to their individual involvement with their primary positions; their involvement with commercial, charitable and other organizations; and additional commitments. A director’s involvement with other boards is just one factor to be considered in deciding if a director can devote the time and attention necessary to be an informed and effective director.

We have a policy, and an approval process, that generally limits each of our employees to serving on no more than one organization’s board as a personal, non-Intel activity. The approval process considers both the time commitment involved and the potential for business conflicts between Intel and the other organization. This policy is applicable to our three management directors and our other officers.

Communications from Stockholders to the Board. The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of our Corporate Secretary. Stockholders can send communications by e-mail to corporate.secretary@intel.com, by fax to (408) 653-8050 or by mail to Cary Klafter, Corporate Secretary, Intel Corporation, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, our Corporate Secretary may forward some of that correspondence elsewhere in the company for review and possible response.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted a set of Guidelines on Significant Corporate Governance Issues, and the Corporate Governance and Nominating Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. We have posted the Guidelines on our Investor Relations web site at www.intc.com under the “Corporate Governance & Social Responsibility” section.

Among other matters, the Guidelines include the following items concerning the Board:

•	The Board believes that there should be a substantial majority of independent directors on the Board. The Board’s general policy, based on experience, is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management. The Board has an independent director designated as the Lead Independent Director, who is responsible for coordinating the activities of the other independent directors and performs various other duties.

•	Independent directors meet on a regular basis apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running the meetings.

•	All directors stand for reelection every year.

•	The Board has adopted a retirement policy for officers and directors. Under the policy, independent directors may not stand for reelection after age 72, and management directors, other than former Chief Executive Officers, may not stand for reelection after age 65. Following Dr. Barrett’s tenure, the Chief Executive Officer may continue as CEO no later than the annual meeting at which the person is age 60; however, a former CEO may continue to be employed by the company in another capacity beyond that time, including until age 72 as a director or Chairman of the Board. Other corporate officers may continue as such no later than age 65.

•	Board compensation should be a mix of cash and equity-based compensation. Management directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Intel in addition to their Board compensation. To the extent practicable, independent directors who are affiliated with our service providers will undertake to ensure that their compensation from such providers does not include amounts connected to payments by Intel.

•	Board members must act at all times in accordance with the requirements of our Corporate Business Principles, which are applicable to each director in connection with his or her activities relating to Intel. This obligation includes adherence to our policies with respect to conflicts of interest, confidentiality, protection of our assets, ethical conduct in business dealings, and respect for and compliance with applicable law. We will report to the Board any waiver of the requirements of the Corporate Business Principles with respect to any individual director or executive officer, and such waiver is subject to the Board’s approval.

•	The Board appoints members of Board committees.

•	The Audit, Compensation, and Corporate Governance and Nominating Committees consist entirely of independent directors.

•	We expect the annual cycle of agenda items for Board meetings to change on a periodic basis to reflect Board requests and changing business and legal issues. The Board will have regularly scheduled presentations from Finance, Sales and Marketing, and our major business units and operations. The Board’s annual agenda will include, among other items, our long-term strategic plan, capital projects, budget matters, evaluation of our Chief Executive Officer and management succession.

•	The Board has access to, and may contact and meet with, any of our employees. The Board has a program for members to visit our sites and meet with local management and other employees on a worldwide basis.

•	The Chief Executive Officer reports at least annually to the Board on succession planning and management development.

•	At least annually, the Board evaluates the performance of the Chief Executive Officer and other senior management personnel.

•	The Board has a process whereby the Board and its members are subject to periodic self-evaluation and self-assessment.

•	The Board works with management to schedule new-director orientation programs and continuing education programs for directors. The orientation programs are designed to familiarize new directors with our businesses, strategies and challenges, and to assist new directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for Board members may include a mix of in-house and third-party presentations and programs.

The “Corporate Governance & Social Responsibility” section of our Investor Relations web site at www.intc.com also includes our Corporate Business Principles and Principles for Responsible Business, which the Board adopts. Our Corporate Business Principles is our code-of-ethics document for all employees and also applies to our independent directors with regard to their Intel-related activities. In addition to the Corporate Business Principles, we have adopted Principles for Responsible Business, which are intended to succinctly express our commitment to ethical and legal business practices on a worldwide basis. We discuss most of those topics in more detail in our Corporate Business Principles, and we cover other topics in other company policies and practices.

Directors and officers are encouraged to be Intel stockholders through their participation in our stock option and employee stock participation plans. The Board has established stock ownership guidelines for our independent directors and corporate officers to help ensure that they each maintain an equity stake in Intel, and by doing so, appropriately link their interests with those of our other stockholders. These stock ownership guidelines provide that within a five-year period following appointment or election, the covered individuals should attain and hold an investment position (not including unexercised stock options) of no less than a specified number of shares of our stock (for officers, approximating three to five times the sum of their annual baseline total cash compensation, depending on the individual’s scope of responsibilities, and there is a similar guideline for independent directors). With limited exceptions, directors and officers may not invest in (purchase or otherwise receive, or write) derivatives of our securities, e.g., puts and calls on our securities, or enter into any “short sales” or “short positions” with respect to our securities. A short position is one in which the holder will profit if the market price of the securities either remains the same or decreases. We consider it inappropriate and contrary to the interests of Intel and our stockholders for directors and officers to take such investment positions.

Policy on Poison Pill Plans

In 2001, a stockholder submitted a request to us regarding the approval process for adopting stockholders’ rights plans (also known as “poison pills”). We do not have a poison pill and are not presently considering the adoption of such a device. Following consideration of the stockholder’s request, the Board adopted a statement of policy that it shall seek and obtain stockholder approval before adopting any poison pill, provided, however, that the Board may revise or repeal this policy without prior public notice, and the Board may thereafter determine to act on its own to adopt a poison pill if, under the circumstances, the Board in its exercise of its fiduciary responsibilities, including the majority of the independent members of the Board, deems it to be in the best interests of our stockholders to adopt a poison pill without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval. The Board has directed the Corporate Governance and Nominating Committee to review this policy statement, including the proviso, on an annual basis and to report to the Board on any recommendations that it may have concerning the policy. The Committee last reported to the Board in February 2005 that the policy should continue in effect without change. The terms of the policy, as in effect, are included in our published Corporate Governance Guidelines and proxy statements.

DIRECTORS’ COMPENSATION

It is the Board’s general policy that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from us in addition to their Board compensation. To the extent practicable, independent directors who are affiliated with our service providers ensure that their compensation from such providers does not include amounts connected to our payments.

In 2004, we paid each independent director an annual cash retainer of $60,000. The Lead Independent Director and the Chairman of the Audit Committee each receive an additional cash retainer of $20,000 per year; other committee chairs each receive an additional cash retainer of $10,000 per year. We reimburse our directors for their travel and related expenses in connection with attending Board meetings and Board-related activities and provide each director with a computer for his or her personal use. Directors’ charitable contributions that meet the guidelines of our employee charitable matching gift program are eligible for matching funds from us in an amount up to $10,000 per year. Because we expect attendance at all meetings, and a substantial amount of the Board’s work is done in committee meetings and outside of formal meetings, we do not pay meeting fees.

We also grant stock options to independent directors. In accordance with our 2004 Equity Incentive Plan, option grants to independent directors may not exceed 30,000 shares per director per year, and the option exercise price must be at least equal to the market value on the date of grant. During 2004, we granted each independent director an option to purchase a total of 15,000 shares at an exercise price of $27.53 per share. We also granted Ambassador Barshefsky a prorated stock option grant reflecting her period of service on the Board from her appointment in January 2004 to her election by stockholders in May 2004, to purchase a total of 5,000 shares at an exercise price of $32.06 per share.

We have a deferred compensation plan for our independent directors. Under this plan, our independent directors may elect to defer up to 100% of their annual cash fees and receive an investment return on the deferred funds as if the funds were invested in our common stock. Plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments over 5 years or 10 years, and either to begin receiving distributions at retirement or at the earlier of retirement and a date specified at the time of the election, which cannot be less than 24 months from the election date. This deferred compensation is our unsecured obligation. Dr. Shaw and Mr. Hundt participated in the deferred compensation plan with respect to fees for 2004, and they and other directors have participated in prior years.

In 1998, the Board terminated its retirement program for independent directors. Independent directors serving at the time of termination were vested with the number of years served, and will receive an annual benefit equal to the annual retainer fee in effect at the time of payment, to be paid beginning at commencement of retirement and continuing for the lesser of the number of years served as an independent director or the life of the director.

Review of Directors’ Compensation. In 2004, the Board decided that the Corporate Governance and Nominating Committee, instead of the Compensation Committee, should have the primary responsibility to review and consider any revisions to directors’ compensation. Each of these committees consists solely of independent directors. The Corporate Governance and Nominating Committee is currently reviewing and considering revisions to directors’ compensation, and expects to complete its work by June 2005 and make any recommendations to the full Board for action in July 2005. Because of this review process, the Board does not expect to grant stock options to the independent directors in May as has previously been the Board’s practice. Instead, the Board is postponing consideration of any equity-related grant or award to await the results of the review. The Committee did request that this year’s submission of the 2004 Equity Incentive Plan to stockholders include a proposed amendment authorizing the potential issuance to independent directors of the full range of equity incentive instruments available under the plan, in addition to stock options. This proposed amendment is more fully described in “Proposal 3: Approval of Amendment and Extension of the 2004 Equity Incentive Plan.” The Board expects that there will be a grant of equity instruments to the independent directors following completion of the review and any related Board action, and subject in part to results of the stockholders’ vote on Proposal 3. We will publicly announce any revisions to directors’ compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information regarding ownership of our common stock on February 25, 2005 by (i) each of our directors, our director emeritus and named executive officers, (ii) one holder of 5.2% of our common stock, and (iii) all of our directors, our director emeritus and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed.

Stockholder	Number of Shares of Common Stock Beneficially Owned at February 25, 2005		Percent of Class
Barclays Global Investors, NA, et al	320,052,009	(1)	5.2%
Gordon E. Moore, Director Emeritus and Chairman Emeritus of the Board	173,992,357		2.8%
Andrew S. Grove, Director and Chairman of the Board	10,844,564	(2)	**
D. James Guzy, Director	10,472,352	(3)	**
Craig R. Barrett, Director and Chief Executive Officer	6,316,670	(4)	**
Paul S. Otellini, Director, President and Chief Operating Officer	2,494,744	(5)	**
Arvind Sodhani, Senior Vice President and President, Intel Capital	1,940,509	(6)	**
Andy D. Bryant, Executive Vice President and Chief Financial and Enterprise Services Officer	1,302,179	(7)	**
Sean M. Maloney, Executive Vice President and General Manager, Mobility Group	1,207,589	(8)	**
F. Thomas Dunlap, Jr., Former Senior Vice President and General Counsel	696,806	(9)	**
Jane E. Shaw, Director	303,695	(10)	**
David B. Yoffie, Director	291,400	(11)	**
David S. Pottruck, Director	119,350	(12)	**
E. John P. Browne, Director	116,600	(13)	**
Reed E. Hundt, Director	72,000	(14)	**
John L. Thornton, Director	12,500	(15)	**
Charlene Barshefsky, Director	6,700	(16)	**
All directors, director emeritus and executive officers as a group (24 individuals)	218,344,636	(17)	3.5%

**	Less than 1%.

(1)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Barclays Global Investors, NA and certain related entities, reporting sole power to vote or direct the vote over 283,214,158 shares and sole power to dispose or direct the disposition of 320,052,009 shares.

(2)	Includes outstanding options to purchase 2,927,696 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(3)	Includes outstanding options to purchase 235,000 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date. Also includes 10,040,350 shares held by the Arbor Company, of which Mr. Guzy is a general partner.

(4)	Includes outstanding options to purchase 3,159,196 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(5)	Includes outstanding options to purchase 1,802,586 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date. Also includes 1,295 shares held by Mr. Otellini’s spouse, and Mr. Otellini disclaims beneficial ownership of these shares.

(6)	Includes outstanding options to purchase 1,165,420 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date. Also includes 4,000 shares held by Mr. Sodhani’s mother.

(7)	Includes outstanding options to purchase 1,152,130 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date. Also includes 1,600 shares held by Mr. Bryant’s son and 1,000 shares held by Mr. Bryant’s daughter, and Mr. Bryant disclaims beneficial ownership of these shares.

(8)	Includes outstanding options to purchase 1,129,946 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(9)	Includes outstanding options to purchase 456,312 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(10)	Includes outstanding options to purchase 155,000 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date. Also includes 148,695 shares held by a family trust for which Dr. Shaw shares voting and disposition authority.

(11)	Includes outstanding options to purchase 155,000 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(12)	Includes outstanding options to purchase 95,000 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date. Includes 800 shares held by Mr. Pottruck’s daughter and 2,000 shares held by Mr. Pottruck’s son. Includes an aggregate of 13,400 shares held in two separate annuity trusts for the benefit of Mr. Pottruck’s brother for which Mr. Pottruck shares voting and disposition authority.

(13)	Includes outstanding options to purchase 115,000 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date. Also includes 1,596 shares held by Lord Browne for which he shares voting and disposition authority.

(14)	Includes outstanding options to purchase 65,000 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(15)	Includes outstanding options to purchase 12,500 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(16)	Includes outstanding options to purchase 5,000 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

(17)	Includes outstanding options to purchase 17,933,150 shares, which were exercisable as of February 25, 2005, or which become exercisable within 60 days from such date.

STOCK PRICE PERFORMANCE GRAPH

This section includes a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of the Dow Jones Technology Index and the Standard & Poor’s 500 Index for the five fiscal years ended December 25, 2004. The graph and table assume that $100 was invested on December 23, 1999 (the last day of trading for the fiscal year ended December 25, 1999) in each of our common stock, the Dow Jones Technology Index and the S&P 500 Index, and that all dividends were reinvested. Dow Jones and Company, Inc. and Standard & Poor’s Compustat Services, Inc. furnished this data. Cumulative total stockholder returns for our common stock, the Dow Jones Technology Index and the S&P 500 Index are based on our fiscal year.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN FOR INTEL, THE DOW JONES TECHNOLOGY INDEX AND THE S&P 500 INDEX

	1999	2000	2001	2002	2003	2004
Intel Corporation	$100	$72	$78	$40	$76	$58
Dow Jones Technology Index	$100	$64	$47	$29	$42	$43
S&P 500 Index	$100	$92	$82	$63	$80	$90

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) administers Intel’s compensation program for its executive officers. Intel’s executive officers are those persons whose job responsibilities and policy-making authority are the broadest in the company. Currently, 14 of Intel’s officers are designated as executive officers. In this regard, the Committee’s role is to oversee Intel’s compensation plans and policies, annually review and determine all executive officers’ compensation, and administer Intel’s equity incentive plans (including reviewing and approving grants to Intel’s executive officers). The Committee’s charter reflects these various responsibilities, and the Committee and the Board periodically review and revise the charter. The Board determines the Committee’s membership, which is composed entirely of independent directors. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Committee Chairman reports on Committee actions and recommendations at Board meetings. Intel’s Legal department, its Corporate Secretary, and the Compensation and Benefits Group in Intel’s Human Resources (HR) department support the Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering Intel’s compensation programs. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. For two of the past three years, the Committee has directly engaged an outside compensation consulting firm to assist the Committee in its review of the compensation for the executive officers. The Committee did not engage an outside firm in 2004 in connection with its work on 2005 executive compensation, but the Committee is undertaking a study during 2005 of Intel’s executive compensation philosophy and design, and expects to engage outside service providers to assist in this work.

General Compensation Philosophy

Intel’s general compensation philosophy is that total cash compensation should vary with Intel’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with the stockholders’ interests. This philosophy applies to all Intel employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. Intel’s employees, including its executive officers, are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be triggered by a “change in control” of Intel.

The Committee’s review of Intel’s executive compensation programs and practices includes an analysis, for each of Intel’s executives, of all elements of compensation, consisting of base and variable cash compensation; stock option grants; retirement programs; and health and welfare benefits. The Committee compared these compensation components separately and in the aggregate to compensation of companies that Intel uses as its “peer groups” for these purposes (the peer groups are also referred to in this report as the “market”). Intel’s peer groups consist of a cross-industry subset of Fortune 50 companies as well as a technology industry subset of companies generally considered to be comparable to Intel, most of which are included in the Dow Jones Technology Index. As a result of this review, the Committee made determinations that it believes were appropriate and reasonable for the mix of fixed and variable compensation, and linked to both individual and corporate performance for Intel’s executive officers. The Committee also reaffirmed Intel’s key strategic compensation design priorities: pay-for-performance, employee retention, cost management, egalitarian treatment of employees, alignment with stockholders’ interests and continued focus on corporate governance. This compensation review confirmed that, in the Committee’s view, Intel’s executive compensation program elements individually and in the aggregate strongly support and reflect the compensation philosophy and strategic design priorities. Specifically, the review confirmed the following:

•	Intel’s base salaries are less than the average of Intel’s peer groups. Intel’s performance-based cash incentives are a higher percentage of its total cash compensation than the average for its peer groups.

•	Intel’s philosophy is that total cash compensation (base salaries plus performance-based cash incentives) should approximate the average of its peer groups, with the potential for higher than average total cash compensation when Intel performs well. In setting executive compensation, the Committee considered other factors, including individual and business group performance. In 2004, Intel paid some of its executives above the market average cash compensation, based on their individual and business group performance in addition to Intel’s overall performance. Intel paid other executives lower than the market average total cash compensation based on their relative newness to their positions or their individual and business group performance that was lower than expected.

•	As an incentive for future performance, Intel intends for its annual stock option grants to be less than the average peer group levels, and Intel intends for its annual stock option grants to provide the appropriate performance-based focus on long-term stockholder value creation.

•	As another means of long-term incentive and retention, Intel grants additional stock options at approximately seven-year intervals, with vesting typically beginning five years from the grant date.

Intel’s executive compensation practices reflect a higher proportion of total compensation delivered through pay-for-performance cash incentive and long-term equity compensation, equating to more compensation risk for its executives than for the executives of its peer groups. This higher risk is due to the combination of lower-than-market base salaries and the potential for higher-than-market annual pay-for-performance incentive payments and Intel’s use of infrequent, long-vesting stock option grants. The higher-than-market compensation variability that Intel employs is closely linked to Intel’s annual financial results through lower-than-market total cash compensation in times of poor financial performance. Conversely, in times of excellent performance, Intel’s compensation variability yields higher total cash compensation, rewarding its employees for excellent performance. Intel’s philosophy is to pay higher-than-market average compensation over periods of sustained excellent performance. Despite continued improved company performance in 2004, Intel’s aggregate executive cash compensation remained below the average of its peer groups because Intel’s compensation philosophy requires that Intel outperform the relevant market over an extended period to deliver above-market compensation.

Intel has several performance-based compensation programs in which the majority of its employees are eligible to participate. Most Intel employees who are not compensated on a commission basis participate in a broad-based variable cash incentive program.

Total compensation for the majority of Intel employees, including executive officers, consists of the following components:

•	Annual cash compensation consists of base salary, an annual pay-for-performance cash incentive dependent on Intel’s earnings per share (“EPS”) and level of satisfaction of performance goals for the performance period, and a semiannual cash award payment based on Intel’s profitability.

•	Intel employees realize long-term incentive compensation through the granting of market value, time-vesting stock options. All of Intel’s general full-time and part-time employees, including executive officers, are eligible to receive stock options. Stock options require Intel’s stock price to appreciate in order for Intel employees to realize any benefit, thus directly aligning the interests of employees and stockholders.

•	Intel employees can also acquire Intel stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy Intel stock at a discount to the market price with up to 10% of their salary and incentives (subject to IRS limits), with the objective of allowing employees to profit when the value of Intel stock increases over time. Under applicable tax law, no plan participant may purchase more than $25,000 in market value (based on the market value of Intel stock on the last trading day prior to the beginning of the enrollment period for each subscription period) of Intel stock in any calendar year.

•	Intel offers retirement benefits to U.S. employees through tax-qualified plans, including an employee-funded 401(k) Savings Plan, a discretionary company-funded Profit Sharing Plan, and a company-funded Pension Plan, and through a non-qualified supplemental deferred compensation plan for certain highly compensated employees. For employees outside the U.S., Intel offers similar retirement benefits that are consistent with local market practices.

•	Intel provides health and welfare benefits for substantially all of its employees. Intel shares the cost of health and welfare benefits with its employees, the cost of which is dependent on the level of benefits coverage an employee elects. Intel’s health and welfare plans are the same for its executive officers and for its other employees.

Determining Executive Compensation

A substantial amount of the Committee’s annual work relates to the determination of compensation for Intel’s executive officers, including the Chief Executive Officer (CEO). In 2004, the Committee conducted a review of industry standards and “best practices” for evaluating and setting executive compensation compared to Intel’s processes. Each year, the Committee determines the annual base salary and an individual pay-for-performance incentive baseline amount which is described below (together, base salary and incentive baseline are referred to as “BSIB”) for each of Intel’s executive officers. In determining these amounts, the Committee reviews the peer group executive compensation information that is derived from compensation surveys. The Committee also reviews Intel’s executive officers’ cash compensation levels for internal consistency relative to Intel’s 100 most highly paid employees. Intel does not automatically intend for its 14 executive officers to be the 14 most highly paid employees. Intel’s top 100 most highly paid employees include worldwide senior leaders in many functions, such as sales, engineering, marketing, technology, legal, finance and research. The Committee does not have specific guidelines to determine where Intel’s executive officers fall within the top 100, but rather uses the data to monitor that executive officer compensation is not increasing at rates significantly beyond that of Intel’s other highly valued employees.

The Committee most recently determined executive compensation in February 2005, when it determined incentive payments for 2004 and set compensation amounts for 2005. In determining 2005 compensation, the Committee reviewed the total remuneration that each of Intel’s executive officers could potentially receive in each of the next 10 years, under scenarios of continuing employment with the company or upon retirement from the company. Total remuneration included all aspects of the executive officer’s future cash-convertible benefits, total cash compensation (base salary plus incentive) from continuing employment, the future value of stock options under varying stock price growth assumptions and including as applicable the impact of accelerated vesting upon retirement, the value of any deferred compensation and profit sharing retirement benefits, and the value of health care benefits.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”) places a limit of $1,000,000 on the amount of compensation that Intel may deduct in any one year with respect to its CEO and each of the next four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. Intel’s Executive Officer Incentive Plan (EOIP), provided that Intel’s stockholders approve the amendment and extension as requested at the annual meeting, and Intel’s stockholder-approved 2004 Equity Incentive Plan are qualified so that awards under such plans constitute performance-based compensation not subject to Section 162(m) of the Tax Code. To maintain flexibility in compensating Intel’s executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible. If Intel’s stockholders do not approve the amendment and extension of the EOIP, any incentive payments to the top five most highly compensated executives will not be tax-deductible in 2005, or until such time as an incentive plan is approved by stockholders.

Base Salary

The Committee reviews the history of and proposals for the compensation of each of Intel’s executive officers, including cash and equity-based components. In accordance with Intel’s compensation philosophy that total cash compensation should vary with company performance, the Committee establishes Intel’s executive officers’ base salaries at levels that it believes are below the average base salaries of Intel’s peer groups’ executives. The Committee also determines Intel’s executive officers’ base salaries as a percentage of BSIB, taking into account each officer’s level and amount of responsibility. As a result, a large part of each executive officer’s potential total cash compensation is variable and dependent upon Intel’s performance.

In general, executive officers with the highest level and amount of responsibility have the lowest percentage of their BSIB fixed as base salary and the highest percentage of their BSIB dependent on variable performance-based standards. For example, in 2004, the base salary for Dr. Barrett, Intel’s Chief Executive Officer, was 50% of his total BSIB. The Committee determined Intel’s other executives’ base salaries in the same manner, but for 2004, their base salary as a percentage of BSIB ranged from 50% to 68%, depending on their job responsibilities. Once base salary is fixed, it does not depend on Intel’s performance.

Performance-Based Compensation

Executive Officer Incentive Plan (EOIP)

The EOIP is an annual cash-based pay-for-performance incentive program, and its purpose is to motivate and reward eligible employees for their contributions to Intel’s performance by making a large portion of their cash compensation variable and dependent upon Intel’s annual financial performance. EOIP participants have a higher proportion of their total cash compensation delivered through this pay-for-performance incentive, which equates to more compensation risk for Intel’s executives than for those of Intel’s peer groups due to the relative mix of lower-than-market base salary and higher-than-market annual EOIP pay-for-performance incentive amounts.

The EOIP incentive formula has three variables: (1) the executive officer’s annual incentive baseline amount, (2) Intel’s EPS and (3) a factor pre-established each year by the Committee (the “Performance Factor”), all of which are further explained below. The Committee sets the incentive baseline amount annually for each EOIP participant and sets the Performance Factor for all participants in the EOIP. At the end of each year, Intel multiplies the individual’s incentive baseline amount by Intel’s EPS for the year and the Performance Factor to calculate the actual EOIP amount for that year. The EOIP has a cap limiting each individual’s incentive payment to a maximum annual limit of $5,000,000. After Intel calculates the individual incentive amounts, the Committee reviews and authorizes each participant’s actual incentive payments and has the discretion to reduce (but not increase) a participant’s incentive payment. The EOIP does not specify criteria that the Committee must use in exercising its discretion to reduce EOIP payments, and it also does not require the Committee to make any reductions. The Committee has often reduced the incentive amounts below what the EOIP formula would allow, and it did so for the 2004 incentive payments.

Intel expects that the actual EOIP payout will be greater than the incentive baseline amount, because of the multiplier effect of the formula. However, the key feature of the formula is that the multiplier and the resulting payout are intended to be closely linked to Intel’s financial and operational performance for the year. From year to year, the payout is much more affected by the pay-for-performance effect of the multiplier than by any adjustment in the baseline amount. Over the past five years, the corporate average multiplier approved by the Committee for EOIP purposes has ranged from 1.66 (for 2002) to 4.59 (for 2000). For the 2004 incentive payments, the corporate average multiplier was 2.88. This substantial variability in payout can be seen in the following graph.

†EPS is net income divided by Intel’s weighted average common shares outstanding, assuming dilution.
††Represents the total cash compensation average for the top six most highly compensated executive officers.

For purposes of this EOIP formula, EPS is the greater of (x) Intel’s operating income or (y) Intel’s net income divided by Intel’s weighted average common shares outstanding, assuming dilution. The Committee may adjust Intel’s operating income or its net income based on objective criteria selected by the Committee in its sole discretion and in compliance with IRS regulations. These adjustments may include, but are not limited to asset write-downs; litigation; claim judgments, settlements or tax settlements; the effects of tax law changes, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; gains or losses on investments; acquisition-related costs; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Intel’s annual report to stockholders for the applicable year. Operating income does not include gains or losses on equity securities or interest and other income Intel earned, and does not include a deduction for interest expense and income taxes; as a result, EPS based on operating income generally exceeds EPS based on net income.

The Committee determines the Performance Factor annually for all participants in the EOIP. When determining the annual Performance Factor, the Committee considers Intel’s past financial performance, Intel’s internal estimates of current year financial performance, and the competitiveness of Intel’s executive officers’ base salary and incentive baseline amounts compared to Intel’s peer groups.

In January 2004, the Committee established individual incentive baseline amounts ranging from $100,000 to $610,000 for each of Intel’s executive officers (representing a range of 32% to 50% of BSIB) and set the Performance Factor as 2.98 for the 2004 performance period, a 15% reduction from 2003, which required improved financial performance to provide incentive payouts consistent with 2003. The 2004 financial results yielded an EPS based on operating income of $1.56**, which exceeded net income per share of $1.16 and led to an EPS value, as defined, of $1.56 to be used in the formula for determining the maximum incentive amount.

However, for the 2004 performance period, the Committee exercised its discretion in February 2005 to reduce incentive payments below what would have been allowed under the EOIP. Taking into account Intel’s strong egalitarian philosophy, the Committee determined that it was appropriate to limit the incentive payments to the amounts that would

**	Operating income per share is not defined under generally accepted accounting principles and is not a deemed alternative to measure performance under GAAP. As explained above, the EOIP is based on either operating income or net income, both of which can be adjusted by the Committee at its discretion. We have presented EPS based on operating income per share solely to indicate the inputs to the EOIP formula for 2004. EPS based on operating income adds to GAAP net income per share, the per share impact of income tax expense of $2,901 million, loss on equity securities, net of $2 million and subtracts interest and other, net of $289 million.

have resulted from calculating the incentive payments under Intel’s broad-based employee annual cash incentive plan. This determination resulted in a 38% average reduction from the EOIP formula calculation. Intel’s broad-based plan uses a Performance Factor in its calculation, as generally described above, although Performance Factors for the broad-based plan and the EOIP may differ. Intel’s broad-based plan also takes into account whether certain business groups have met their objectives over the performance period. Intel sets the goals annually and they vary from year to year. In determining incentives payable to the executive officers with responsibility for Intel’s overall performance, such as the Chief Executive Officer and the President, the Committee takes into account the corporate average score on achievement of business objectives. For executive officers with specific responsibility for a particular business group, achievement scores are based on either the individual business group’s score or a combination of the group’s score and the corporate average score. Incentives paid to Intel’s executive officers for 2004 under the EOIP were on average 20% higher than incentive payments for 2003, which is in general accordance with the intent of the EOIP to reflect the relative level of Intel’s financial performance from year to year, consistent with the significant earnings growth achieved in 2004.

Semiannual Cash Award

Intel’s semiannual cash award offers cash incentive payments to Intel employees, including executive officers, based on Intel’s corporate profitability. Twice a year, Intel awards eligible employees 0.55 day of pay (calculated based on eligible earnings for the six-month period, including one-half of incentive baseline amounts as applicable) for every two percentage points of corporate pretax margin (pretax profit as a percentage of revenue), or a total payment based on 4% of net income, whichever is greater. Intel makes cash award payments in the first and third quarters of each year based on corporate performance for the preceding two quarters. The plan also has a provision for rewarding employees with an additional day of pay for each six-month period for helping Intel achieve customer satisfaction goals under its Customer Excellence Program; however, Intel did not achieve these goals in 2004. Cash award payments earned in 2004 totaled 16.9 days of pay per employee, down from 18.4 days in 2003.

Year-End Bonus

In 2004, the Committee approved a special Year-End Bonus for all employees that varied by geography, in recognition of employees’ commitment and dedication that resulted in improved operational and financial results. Intel awarded each of its executive officers a $1,000 bonus under this special program, the same amount that Intel awarded to its other employees in the relevant geographic location.

Retirement Plans

Intel offers retirement benefits to its U.S. employees through tax-qualified plans including an employee-funded 401(k) Savings Plan, a discretionary company-funded Profit Sharing Plan, and a company-funded Pension Plan. Intel refers to these tax-qualified plans collectively as the Sheltered Employee Retirement Plan (“SERP”). Intel also has a non-tax-qualified supplemental deferred compensation plan for certain highly compensated employees (“SERPLUS”). For employees outside the U.S., Intel offers similar retirement benefits consistent with local market practices.

The retirement benefits under these tax-qualified plans for Intel’s executive officers are the same as those available for other eligible employees in the U.S. The plans differ, as described below, but each plan (other than the Pension Plan) results in individual participant balances that reflect a combination of: (1) a differing annual amount contributed by the company or the employee, or the employee deferring a portion of his or her cash compensation; (2) the annual contributions and/or deferred amounts being invested either at the direction of the company or the employee (the same investment choices are available to all participants); and (3), as in (2), the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including Intel’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed, or compensation deferred, at the election of the participant from year to year; and the investments chosen by the participant with regard to those plans providing for participant investment direction. Except with respect to the Pension Plan, these plans do not involve any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. When determining annual compensation for executive officers, the Compensation Committee reviewed the individuals’ retirement plan balances and payout projections over a 10-year period.

The 401(k) Savings Plan in SERP provides a long-term savings vehicle that allows for pretax contributions by an employee and tax-deferred earnings. Employees may generally contribute up to 50% of eligible annual pay to the 401(k) Savings Plan, not to exceed the annual IRS limit ($13,000 for 2004). Employees at least 50 years of age by the end of 2004 were eligible to make 401(k) catch-up contributions to a maximum of $3,000. Employees direct their own investments in the 401(k) Savings Plan.

The Profit Sharing Plan is a defined contribution plan designed to accumulate retirement funds for Intel’s employees, including executive officers, and to allow Intel to make contributions or allocations to those funds. The Profit Sharing Plan features a discretionary cash contribution determined annually by the Committee and the Chief Executive Officer. Intel’s contributions made under the plan vest beginning after three years of service in 20% annual increments until the employee is 100% vested after seven years. Additional company contributions made after the seven-year period are immediately vested. For 2004, Intel’s discretionary contributions (including allocation of forfeitures) to the Profit Sharing Plan for all eligible U.S. employees, including executive officers, equaled 8% of eligible salary (which includes actual incentive payments as applicable). Intel invests all of its contributions in the Profit Sharing Plan in a diversified equity portfolio.

The Pension Plan in SERP is a so-called “floor offset” pension plan, which provides pension benefits in the event that an employee’s Profit Sharing Plan account balance does not offer a minimum level of retirement income as determined by a pension formula based on final average pay, Social Security covered compensation, and length of service upon separation not to exceed 35 years. If the Profit Sharing Plan account balance does not provide a minimum level of retirement income, the Pension Plan makes up the difference. The Profit Sharing Plan balance for each of Intel’s executive officers is above this minimum, and so none of those individuals would receive any payments from the Pension Plan if they retired today.

SERPLUS participants can elect to defer their salary in excess of the qualified plan limit and their year-end cash incentive payment without regard to such limits. SERPLUS salary deferrals commence upon the participant’s deferrals and contributions reaching the annual IRS limit in the 401(k) Savings Plan ($13,000 for 2004). Participants direct the investment of their deferrals in SERPLUS among the same investment options as are available in the 401(k) Savings Plan; thus, there is no guaranteed return. Upon enrollment, participants make a one-time irrevocable distribution election, from among several distribution options, to be effective following separation from employment. SERPLUS also has a profit sharing component that credits contributions on behalf of eligible employees that could not be credited to their individual accounts under the Profit Sharing Plan because of Tax Code limitations, particularly that found in Section 401(a)(17) governing maximum eligible compensation. SERPLUS amounts representing the profit sharing component are subject to the same vesting and investment provisions as under the Profit Sharing Plan. For 2004, where Tax Code limits applied, Intel allocated the excess, up to 8% of eligible salary, to SERPLUS for eligible employees, including executive officers. All deferral and credit balances in SERPLUS are unfunded obligations of Intel; increases and decreases based on “investment” of the balances are also unfunded amounts reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the company.

Stock Options

To reward and retain employees, Intel uses stock options as its primary long-term incentive vehicle. With Intel’s strong belief in the alignment of all employees with stockholders, the Committee decided for 2004 and 2005 to continue its use of stock options for executive officers and the broad-based employee population. Intel conducted an evaluation of performance stock, including both the positive and negative consequences that could result by providing compensation through performance stock versus stock options tied to stock price improvement. Intel intends to further evaluate the use of performance stock as well as the use of other equity vehicles through the 2005 compensation study considering industry comparables, Intel’s culture and best practices for driving long-term pay-for-performance.

Through May 2004, Intel had two stock option plans under which it granted stock options. Intel’s stockholder-approved 1984 Stock Option Plan, as amended, expired in May 2004 and Intel generally used it for making annual grants to officers and directors as a part of its executive performance review process, and Intel also used it for infrequently granted long-term executive performance incentive and retention grants. Intel’s 1997 Stock Option Plan, under which it granted the majority of its stock options, was used for stock options granted to employees other than officers and directors, and was not a stockholder-approved plan. In May 2004, Intel’s stockholders approved the Intel 2004 Equity Incentive Plan (the “2004 Plan”), replacing both the 1984 and 1997 Stock Option Plans. Intel cancelled all remaining shares available in the expired 1984 Stock Option Plan and the 1997 Stock Option Plan. The 2004 Plan has a duration of two years, and each year, beginning in 2005, Intel will ask its stockholders to amend the Plan to extend the term by an additional year, which provides stockholders with more frequent opportunities to review Intel’s use of equity compensation and the opportunity to approve Intel’s equity incentive plan. The Board has reviewed and approved the 2004 Plan amendments for which Intel is seeking stockholder approval at the annual meeting (see “Proposal 3: Approval of Amendment and Extension of the 2004 Equity Incentive Plan”). Under the 2004 Plan, Intel’s directors, executives and broad employee base are eligible to receive stock options. The 2004 Plan also permits Intel to award restricted shares or units, stock appreciation rights and performance-based awards should the Committee determine that it is appropriate to do so.

Intel’s stock option programs are broad-based, and in 2004, Intel granted stock options to more than 90% of its employees. The Compensation Committee has established a policy that in any one year Intel may not grant more than 5% of the shares subject to all options granted in that year to the Chief Executive Officer and the next four most highly compensated executive officers (five in 2004). In 2004, approximately 99% of the options that Intel granted went to employees other than its top six most highly compensated executive officers; for the period 2000 to 2004, only 1.2% of all options that Intel granted went to its top five most highly compensated executive officers (top six for 2004). (See the “Option Grants in Last Fiscal Year” table under the heading “Executive Compensation.”)

Annual stock option grants for executives are a key element of Intel’s market-competitive total compensation. In 2004, the Committee approved annual stock option grants for Intel’s executive officers. The Committee based individual grant amounts on factors such as the relative job scope, expected future contributions to the growth and development of the company, and competitiveness of grants relative to Intel’s peer groups.

In general, initial grants that employees receive when they begin employment at Intel and grants subsequent to hire vest over a four-year period. Intel grants stock options at a price equal to the market value of Intel stock on the date of grant. For all employees including executives (new hires and existing employees), Intel uses pre-established quarterly dates for the formal granting of stock options during the year, with limited exceptions; these dates typically occur shortly following publication of Intel’s quarterly earnings releases.

Stockholding Guidelines

Because the Committee believes in linking the interests of management and stockholders, the Board has set stockholding guidelines for Intel’s executive officers. The holding guidelines specify a number of shares that Intel’s executive officers must accumulate and hold within five years of the later of the effective date of the program or the date of appointment as an officer. The specific share requirements are based on a multiple of annual baseline total cash compensation ranging from three to five times, with the higher multiples applicable to executive officers having the highest levels of responsibility.

Personal Benefits

Intel seeks to maintain an egalitarian culture in its facilities and operations. Intel’s officers are not entitled to operate under different standards than other employees. Intel does not provide its officers with reserved parking spaces or separate dining or other facilities, nor does Intel have programs for providing personal-benefit perquisites to officers, such as permanent lodging or defraying the cost of personal entertainment or family travel. Intel’s office-building layouts are cubicle-based for all employees, including officers. Company-provided air travel for Intel’s officers is for business purposes only: Intel’s company-owned aircraft each hold approximately 40 passengers and are used in regularly scheduled shuttle routes between Intel’s major U.S. facility locations, and Intel’s use of non-commercial aircraft on a time-share or rental basis is limited to appropriate business-only travel. Intel’s health care, insurance and other welfare and employee-benefit programs are the same for all eligible employees, including Intel’s officers. Intel’s loan programs, although modest in nature, are not available to Intel’s executive officers. Intel has no outstanding loans of any kind to any of its executive officers, and since 2002, federal law has prohibited Intel from making any new loans to its executive officers. Intel expects its officers to be role models under its Corporate Business Principles, which are applicable to all employees, and Intel’s officers are not entitled to operate under lesser standards.

Company Performance and CEO Compensation

The company’s compensation program is designed to promote the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of Intel’s Chief Executive Officer, Dr. Barrett. The Committee determines Dr. Barrett’s BSIB in the same manner as described for all executive officers. In setting compensation levels for the Chief Executive Officer, the Committee considers comparative compensation information from Intel’s peer groups for the prior year. However, consistent with the Committee’s general practice and discretionary authority, Dr. Barrett’s 2004 salary and individual pay-for-performance incentive baseline amount were not tied directly to the comparative compensation data but set at levels believed to be below the average of Intel’s peer groups. In January 2004, the Committee set Dr. Barrett’s base salary at 58% of the market average and set his BSIB at 45% of the market average, with the expectation that actual cash compensation would be closer to or ahead of the market average depending on company performance as reflected in the operation of the EOIP formula.

Under the EOIP, Dr. Barrett’s actual pay-for-performance incentive for 2004 (paid in 2005) was $1,756,800. This incentive, like the incentives paid to each of Intel’s other executive officers under the EOIP, was less than the maximum amount payable under the EOIP formula. Although Dr. Barrett’s BSIB was 45% of the average total baseline compensation disclosed by Intel’s peer groups, due to the higher variability in Intel’s total compensation program, his actual cash compensation (base salary and incentive) for 2004 was 90% of the average total actual cash compensation disclosed by Intel’s peer groups.

In April 2004, the Committee awarded Dr. Barrett 350,000 stock options, which become exercisable in 2005 through 2008 in 25% annual increments. These stock options expire 10 years from the grant date. In 2004, Intel also contributed $16,400 to Dr. Barrett’s account under the tax-qualified retirement plan and allocated $154,300 to Dr. Barrett’s account under the non-qualified retirement plan. In general, Dr. Barrett’s retirement plan accounts are available to Dr. Barrett only upon retirement or termination from Intel as an employee, or upon disability or death.

In November 2004, the Board of Directors elected Paul S. Otellini as President and Chief Executive Officer and Dr. Barrett as Chairman of the Board, effective as of the 2005 annual meeting. In February 2005, the Committee approved the salary and other compensation arrangements of Mr. Otellini and Dr. Barrett, as described below, for 2005.

The Committee set Mr. Otellini’s base salary for 2005 at $550,000 per year, effective as of January 1, 2005. Effective June 1, 2005 following his promotion to Chief Executive Officer, his base salary will increase to $650,000 per year. In addition to base salary, Mr. Otellini’s individual incentive baseline amount for 2005 under the EOIP is currently set at $600,000. Effective June 1, 2005, his incentive baseline amount will increase to $750,000. The Committee granted Mr. Otellini a long-term executive performance stock option grant of 400,000 shares in February 2005. This grant vests in 25% annual increments beginning four years from the date of grant. Mr. Otellini has also been recommended to receive a stock option grant covering 500,000 shares in April in connection with Intel’s annual stock option grant program. Annual stock option grants vest in 25% annual increments beginning one year from the date of grant.

The Committee set Dr. Barrett’s base salary for 2005 at $610,000, and set his individual incentive baseline amount for 2005 under the EOIP at $700,000. As with Mr. Otellini, his actual payout under the EOIP will be determined in early 2006 based on Intel’s performance for 2005. Dr. Barrett has also been recommended to receive a stock option grant covering 250,000 shares in April in connection with Intel’s annual stock option grant program. As noted above, annual stock option grants vest in 25% annual increments beginning one year from the date of grant, and actual payouts under the EOIP, which will be based on Intel’s fiscal 2005 results, will not be determined until early 2006.

The Committee is pleased to submit this report to Intel’s stockholders and believes that Intel’s pay-for-performance executive compensation sets the standard for best-in-class executive compensation practices.

Compensation Committee:

Reed E. Hundt, Chairman
E. John P. Browne
David S. Pottruck

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

All of our employees, including our executive officers, are employed at will and do not have employment agreements.

From time to time, we have implemented voluntary separation programs to encourage headcount reduction in particular parts of the company, and these programs have offered separation payments to departing employees. However, executive officers have not historically been eligible for any of these programs, nor do we retain executive officers following retirement on a part-time or consultancy basis. In 2002, we received a request from a stockholder to adopt a policy that, absent stockholder approval by vote, we would not pay severance to a departing executive officer in excess of 2.99 times that officer’s most recent annual salary and cash incentives. We have no practice of making such payments, nor do we have any plans to do so in the future, but the stockholder still requested that we adopt the policy so as to cover any such payments that we might make in the future. Following discussions with the stockholder, the Board adopted a policy that we will seek stockholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding three times the executive’s base compensation. For this purpose, “future severance agreements” means any such agreements that we may enter into after adoption of this policy by the Board in February 2003, and includes employment agreements containing severance provisions, retirement agreements and agreements renewing, modifying or extending such agreements, but does not include retirement plans, deferred compensation plans, early retirement programs, or similar plans or programs available to more than 50 employees on reasonably similar terms. “Senior executive” means any of our top five most highly compensated executives in the calendar year preceding termination of employment, and any executive listed in the compensation table in our annual proxy statement in any of the five years preceding termination of employment. “Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive. “Benefits” does not include settlement of a legal obligation, such as a cash payment in exchange for the surrender of vested stock options, or payments to settle pending or threatened litigation. “Base compensation” shall be determined consistent with federal regulations under Tax Code Section 280G, and generally means the executive’s average W-2 compensation over the five full calendar years preceding termination of employment. The Board may in its discretion revise or terminate this policy in the future, but will at that time publicly disclose any such action on its part.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policies. It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with Intel, or that interferes with the proper performance of their duties, responsibilities or loyalty to Intel. These policies are included in our Corporate Business Principles, which cover our directors, executive officers and other employees. Each director and executive officer is instructed to always inform the Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines. If in a particular circumstance the Board concludes that there is or may be a perceived conflict of interest, the Board will instruct our legal department to work with our relevant business units to determine if there is a conflict of interest. Any waivers to these conflict rules with regard to a director or executive officer require the prior approval of the Board or the Audit Committee.

NASDAQ Rules. The NASDAQ rules defining “independent” director status also govern conflict of interest situations. Each of our directors other than Messrs. Barrett, Grove and Otellini qualifies as “independent” in accordance with the NASDAQ rules. The NASDAQ rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the company. The NASDAQ independence definition includes a requirement that the Board also review the relations of each independent director to the company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and Intel with regard to each director’s business and personal activities as they may relate to Intel and Intel’s management.

SEC Rules. In addition to the Intel and NASDAQ policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving Intel and a director, executive officer or other specified party. There was one such transaction in 2004 that requires disclosure: We retained the law firm of Wilmer Cutler Pickering Hale and Dorr LLP to perform legal services in 2004. Ambassador Barshefsky, one of our directors, is Senior International Partner of this firm. We began using Wilmer Cutler Pickering Hale and Dorr LLP before Ambassador Barshefsky was elected to the Board. In accordance with our Corporate Governance Guidelines, Ambassador Barshefsky’s compensation from Wilmer Cutler Pickering Hale and Dorr LLP does not include amounts connected to payments we made to the law firm. Due to Ambassador Barshefsky’s affiliation with Wilmer Cutler, the Board has established a special process which requires that use of that firm is subject to the prior approval of the Chief Executive Officer, the Board’s Audit Committee and the Board. To date, we have not used the Wilmer Cutler firm in 2005.

Further, with regard to SEC rules, we have not engaged in any transaction, or series of similar transactions, since the beginning of 2004, or any currently proposed transaction, or series of similar transactions, to which Intel or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had, or will have, a direct or indirect material interest.

In addition, none of the following persons has been indebted to Intel or its subsidiaries at any time since the beginning of 2004: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

Business Relationships. We are a large business organization with worldwide operations, and we engage in thousands of purchase, sale and other transactions annually. We have various types of business arrangements with corporations and other organizations in which one of our directors, executive officers or nominees for director may also be a director, trustee or investor, or have some other direct or indirect relationship. We would usually enter into these arrangements in the ordinary course of our business, and they typically will involve Intel receiving or providing some good or service on a non-exclusive basis and at arms-length negotiated rates or in accordance with regulated price schedules. We do not believe that in any material circumstance either Intel or the other corporation or organization is a sole-source supplier to the other with regard to the relevant good or service. We also do not believe that in any case the director, executive officer or nominee for director receives any compensation from the other corporation or organization that is directly linked to the revenue or profits of the Intel-related business. Any revenue or profits from Intel-related business may, of course, be indirectly reflected in the overall revenue or profits of the other corporation or organization, which in turn may affect the individual’s overall compensation or the value of his or her investments in the corporation or organization.

Under our Intel Capital program, we make equity investments in companies around the world to further our strategic objectives and support our key business initiatives. Our Intel Capital program generally focuses on investing in companies and initiatives to stimulate growth in the digital economy, create new business opportunities for us and expand global markets for our products. The investments may support, among other things, our product initiatives, emerging trends in the technology industry or worldwide Internet deployment. This strategic investment program helps advance our overall mission to be the preeminent supplier of building blocks to the worldwide digital economy. Many of our investments are in private companies, including development-stage companies with little or no revenue from current product offerings. We invest in companies that develop software, hardware or services supporting our technologies. Any one or more of these companies may be a supplier, vendor, customer, joint-venture partner or investment of a corporation or other organization with which one of our directors, executive officers or nominees for director, or one of their family members, is affiliated.

We have a corporate charitable donations program and have established the Intel Foundation for similar activity. Our charitable activities focus primarily on pre-collegiate mathematics, science and computer-related programs on a worldwide basis. We have a program whereby we will match certain charitable donations of individual employees up to $10,000 per employee per year. Directors and executive officers are eligible to participate in this matching program on the same terms as our other employees. It is possible that through this matching program and/or other parts of our corporate donation programs or the Intel Foundation, we may make charitable contributions to organizations at which one of our directors, executive officers or nominees for director, or one of their family members, is a director, trustee, consultant or employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee during 2004 were independent directors, and none of them were our employees or former employees. During 2004, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board.

EXECUTIVE COMPENSATION

The following tables set forth the annual compensation for our Chief Executive Officer and our five other most highly compensated executive officers in 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)	Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Craig R. Barrett Chief Executive Officer	2004 2003 2002	610,000 610,000 610,000	1,844,000 1,512,100 1,070,400	— — —	350,000 1,350,000 584,000	170,700 134,800 134,900
Paul S. Otellini President and Chief Operating Officer	2004 2003 2002	450,000 350,000 350,000	1,359,700 867,600 612,600	— — —	300,000 900,000 664,000	106,400 77,200 73,000
Andy D. Bryant Executive Vice President Chief Financial and Enterprise Services Officer	2004 2003 2002	305,000 290,000 280,000	913,500 746,700 532,300	— — —	200,000 200,000 1,332,852	84,600 66,000 59,900
F. Thomas Dunlap, Jr. (4). Former Senior Vice President and General Counsel	2004 2003 2002	270,000 270,000 270,000	671,200 590,100 375,500	— — —	100,000 100,000 569,568	69,300 51,800 50,300
Sean M. Maloney Executive Vice President General Manager, Mobility Group	2004 2003 2002	250,000 225,000 225,000	716,000 538,500 325,100	— — —	200,000 200,000 1,333,707	63,600 44,100 46,500
Arvind Sodhani Senior Vice President and President, Intel Capital	2004 2003 2002	215,000 210,000 210,000	681,500 603,800 386,600	— — —	60,000 75,000 413,568	65,600 47,800 46,000

(1)	This amount includes the annual performance incentive payments earned under the EOIP and as semiannual cash awards for 2002, 2003 and 2004. The incentive payment paid under the EOIP and the semiannual cash awards program for the second half of the relevant year are typically paid in the first quarter of the year following the year in which they were earned. See “Report of the Compensation Committee on Executive Compensation” for a description of the EOIP, the semiannual cash awards and the other major aspects of our executive compensation program. We awarded Mr. Sodhani an additional $50,000 bonus for 2004 in recognition of certain services performed during the year, and we awarded each of the executive officers a special $1,000 year-end bonus, as further described in “Year-End Bonus” in that report.

(2)	Indicates the number of shares of common stock underlying options.

(3)	All amounts listed in this column are composed of tax-qualified discretionary company contributions to the Profit Sharing Plan of $16,400 in 2004 ($16,000 in each of 2003 and 2002) for each of the named executives, plus discretionary company contributions made under Intel’s non-tax-qualified SERPLUS. These amounts are to be paid out to the named executives only upon retirement, termination, disability or death.

(4)	A portion of these grants terminated upon Mr. Dunlap’s retirement from the company in January 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
Name					5%	10%
C. Barrett	350,000	0.31	27.00	4/15/14	5,942,000	15,058,100
P. Otellini	300,000	0.26	27.00	4/15/14	5,093,100	12,906,900
A. Bryant	200,000	0.17	27.00	4/15/14	3,395,400	8,604,600
T. Dunlap (5)	100,000	0.09	27.00	4/15/14	1,697,700	4,302,300
S. Maloney	200,000	0.17	27.00	4/15/14	3,395,400	8,604,600
A. Sodhani	60,000	0.05	27.00	4/15/14	1,018,600	2,581,400

(1)	Options granted to executives on April 15, 2004 are exercisable in 25% annual increments beginning on April 15, 2005.

(2)	Based on a total of 115 million shares subject to options granted to employees under our option plans in 2004.

(3)	Under all stock option plans, the option purchase price is equal to the market price at the date of the grant. We granted options to executives on April 15, 2004.

(4)	In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of our common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. For example, the options that we granted to Dr. Barrett would produce a pre-tax gain of $15,058,100 only if Intel’s stock price appreciates by 10% per year for the next 10 years and rises from $27.00 to $70.02 per share before Dr. Barrett exercises his options. Such an increase in share price of 159% would result in a significant increase in Intel’s aggregate market capitalization. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(5)	A portion of this grant terminated upon Mr. Dunlap’s retirement from the company in January 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 25, 2004 (#)(1)		Value of Unexercised In-the-Money Options at December 25, 2004 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
C. Barrett	384,000	10,667,300	2,666,200	3,142,500	21,771,000	10,636,800
P. Otellini	192,000	5,356,700	1,608,600	2,345,000	11,478,500	6,799,500
A. Bryant	400,000	5,390,100	852,100	1,714,400	7,181,800	1,942,800
T. Dunlap	—	—	866,900	941,800	7,573,200	1,046,100
S. Maloney	—	—	840,600	1,701,800	4,903,200	1,944,200
A. Sodhani	628,000	10,274,700	1,059,700	680,000	9,400,500	765,400

(1)	These amounts represent the total number of shares subject to stock options held by the named executives at December 25, 2004. These options were granted on various dates during the years 1995 through 2004. Unexercisable options are those that are not yet vested.

(2)	These amounts represent the difference between the exercise price of the stock options and the price of our common stock on December 24, 2004 (the last day of trading for the fiscal year ended December 25, 2004) for all in-the-money options held by the named executive. The in-the-money stock option exercise prices range from $5.71 to $20.23. These stock options were granted at the market price of the stock on the grant date.

PENSION PLAN TABLE

	Years of Service
Eligible Compensation	15	20	25	30	35
$205,000 and above	38,537	51,383	64,229	77,075	89,920

The Pension Plan provides for minimum pension benefits determined by a participant’s years of service credited under the plan and final average compensation (taking into account the participant’s social security wage base), reduced by the participant’s balance in the Profit Sharing Plan. If the pension benefit exceeds the participant’s balance in the Profit Sharing Plan, the participant will receive a combination of pension and profit sharing amounts equal to the pension benefit. However, the participant will receive only the benefit from the Profit Sharing Plan if that benefit is greater than the value of the pension benefit. Compensation includes regular earnings and most cash incentives. However, maximum eligible compensation for 2004 is $205,000, in accordance with Section 401(a)(17) of the Tax Code. This amount is subject to cost-of-living adjustments in accordance with Section 415(d) of the Tax Code.

The table above illustrates the estimated annual benefits payable in the form of a straight-life annuity upon retirement at age 65 under the Pension Plan to persons in the specified compensation and years of service classifications for social security benefits. The Employee Retirement Income Security Act of 1974 limits the amount of benefits that may be paid under pension plans qualified under the Tax Code. The amounts shown are subject to reduction to the extent that they exceed such limits.

The majority of our employees, including executive officers, are not expected to receive a pension benefit upon separation. Historically, we have contributed 8% to 12.5% of participants’ eligible compensation to the Profit Sharing Plan on an annual basis, which has caused the value of our employees’ Profit Sharing Plan accounts to typically exceed their Pension Plan benefits, resulting in no payments being made from the Pension Plan.

For each of our employees named in the Summary Compensation Table, the years of credited service as of year-end 2004 under the Pension Plan are: Dr. Barrett (30), Mr. Otellini (30), Mr. Bryant (23), Mr. Dunlap (30), Mr. Maloney (22) and Mr. Sodhani (23). Credited service equals the actual number of years the named executives have been fully employed at Intel; our executive officers do not receive extra or bonus credits for this purpose.

REPORT OF THE AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and direction to Intel’s management in the best long-term interests of the company and its stockholders. The Audit Committee has been established for the purpose of overseeing Intel’s accounting and financial reporting processes and audits of Intel’s annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is included in this proxy statement as Exhibit C. Intel intends for the composition of the Audit Committee, and the attributes of its members and its responsibilities, as reflected in its charter, to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis, and the Board last revised the charter in February 2005.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Intel’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Intel’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Intel has a full-time Internal Audit department that reports to the Audit Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Intel’s system of internal controls relating, for example, to the reliability and integrity of Intel’s financial information and the safeguarding of Intel’s assets. Ernst & Young LLP, Intel’s independent registered public accounting firm, is responsible for performing an independent audit of Intel’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on management’s assessment of the effectiveness of Intel’s internal control over financial reporting and the effectiveness of Intel’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace Intel’s independent audit firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing Intel’s financial statements, internal control over financial reporting and audit matters. The Audit Committee meets each quarter with Ernst & Young, the Chief Audit Executive and management to review Intel’s interim financial results before the publication of Intel’s quarterly earnings press releases. Management’s and the independent audit firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent audit firm. In addition, the Audit Committee generally oversees Intel’s internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Intel regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Intel’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of Intel’s internal and independent auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent audit firm may be retained to perform non-audit services. Intel’s independent audit firm provides the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discusses with the independent audit firm and management that firm’s independence.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Intel’s internal control over financial reporting as of December 25, 2004, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young its attestation report on management’s assessment of internal control over financial reporting and its review and report on Intel’s internal control over financial reporting. Intel published these reports in its Annual Report on Form 10-K for the year ended December 25, 2004.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. Intel obtains these services from other service providers as needed. The Audit Committee has been reducing the scope and amount of permissible non-audit services obtained from Ernst & Young and obtaining other providers for those services. This activity continued in 2004 and will continue in 2005. See “Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm” for more information regarding fees paid to Ernst & Young for services in fiscal years 2004 and 2003.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2004 with management and Ernst & Young; management represented to the Audit Committee that Intel’s consolidated financial statements were prepared in accordance with generally accepted accounting principles; and Ernst & Young represented that their presentations included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Intel’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Intel’s financial statements, including the disclosures related to critical accounting estimates. In reliance on these views and other discussions, and the reports of Ernst & Young, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Intel’s Annual Report on Form 10-K for the year ended December 25, 2004 which Intel filed with the SEC on February 22, 2005.

Audit Committee:
Jane E. Shaw, Chairman
E. John P. Browne
D. James Guzy

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Ernst & Young has been our independent audit firm since our incorporation in 1968, and the Audit Committee has selected Ernst & Young as our independent audit firm for the fiscal year ending December 31, 2005. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, auditor independence through limitation of services and other regulations affecting the audit engagement process substantially assist in supporting auditor independence despite the long-term nature of Ernst & Young’s services to us. In accordance with applicable regulations on partner rotation, Ernst & Young’s primary engagement partner for our audit has changed for 2005, and the concurring/reviewing partner for our audit was changed in 2004.

Ernst & Young has recently notified the SEC, the Public Company Accounting Oversight Board and our Audit Committee that certain non-audit work that Ernst & Young previously performed in China (for us and other companies) has raised questions regarding Ernst & Young’s independence with respect to its performance of audit services. With respect to us, during fiscal years 2001 and 2002, Ernst & Young’s affiliated firm in China performed tax calculation and return preparation services for a small number of employees of one of our representative offices in China. Ernst & Young’s China affiliate made payment of the relevant taxes on our behalf, which involved the handling of our funds in the amount of approximately $65,000 in 2001 and $41,000 in 2002. The fees that we paid to Ernst & Young’s China affiliate for the performance of these services were approximately $1,200 in 2001 and $600 in 2002. These services were discontinued in 2002. Ernst & Young has also informed us that in 2002, when Ernst & Young acquired the New Zealand practice of the firm Arthur Andersen, the Andersen firm had been providing a cash handling service to us in connection with fringe benefit tax returns. Ernst & Young stopped providing this service to us in June 2003, and from the time of the acquisition until June 2003, total fees that we paid to Ernst & Young with respect to this service totaled approximately $9,000, and Ernst & Young handled a total of approximately $90,000 in cash for us. Our Audit Committee has reviewed the facts surrounding these services provided by Ernst & Young, and is monitoring the outcome of the SEC’s consideration of the China matter. Ernst & Young has informed the Audit Committee that Ernst & Young does not believe that performance of these services impaired its independence. Subject to the SEC completing its consideration of the China matter, neither we nor our Audit Committee believes that Ernst & Young’s independence was impaired by the performance of these services in light of the de minimis fees paid to Ernst & Young, the ministerial nature of the actions performed by Ernst & Young, and the fact that the revenue, operating profit and total assets of our representative offices involved were not material to our consolidated financial statements and not subject to any audit procedures by Ernst & Young.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of independent audit firm to stockholders for ratification. In the event that this selection of Ernst & Young is not ratified by a majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.

Representatives of Ernst & Young attended all meetings of the Audit Committee in 2004. The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. Except as noted above, in recent years, we have not obtained any of these prohibited services from Ernst & Young, and we are able to obtain such services from other large registered public accounting firms and other service providers. We use Deloitte & Touche LLP, KPMG LLP and PricewaterhouseCoopers LLP for various types of non-audit services. The Audit Committee has been reducing the scope and amount of permissible non-audit services obtained from Ernst & Young and has been moving this work to the other firms named above. This activity continued in 2004 and continues in 2005. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “The Board, Board Committees and Meetings” and “Report of the Audit Committee.”

We expect that a representative of Ernst & Young will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young

The following table shows the fees that we paid or accrued for audit and other services provided by Ernst & Young for fiscal years 2004 and 2003. All figures are net of Value Added Tax and other similar taxes assessed by certain non-U.S. jurisdictions on the amount billed by Ernst & Young. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2004	2003
Audit Fees	$11,167,000	$7,867,000
Audit-Related Fees	$743,000	$1,647,000
Tax Fees	$1,305,000	$1,905,000
All Other Fees	$135,000	$162,000

Total	$13,350,000	$11,581,000

Audit Fees ($11,167,000; $7,867,000). This category includes the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting and Ernst & Young’s own audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees ($743,000; $1,647,000). This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits, vendor compliance audits, royalty audits and distributor count compliance audits.

Tax Fees ($1,305,000; $1,905,000). This category consists of tax services generally for tax compliance and tax preparation. In 2004, $1,171,000 was for tax compliance and preparation services rendered by Ernst & Young, including the preparation of original and amended tax returns, claims for refunds, support during income tax audits or inquiries, and tax payment planning in certain overseas jurisdictions. The remaining $134,000 was for tax advice and transfer pricing studies.

All Other Fees ($135,000; $162,000). This category consists of fees for the following: an audit of an investment fund owned by us and a group of corporations that manufacture and/or use 64-bit Intel® Itanium®-based systems (as the managing partner of the fund, we are responsible for coordinating the fund’s financial audit); agreed-upon procedures for a research and development grant program audit in Ireland; agreed-upon procedures as required by the State of California for companies handling hazardous waste materials; translation services for certain statutory financial filings outside the U.S.; and an annual subscription fee to Ernst & Young for accounting literature.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2005.

PROPOSAL 3: APPROVAL OF AMENDMENT AND EXTENSION OF THE 2004 EQUITY INCENTIVE PLAN

In 2004, we first asked our stockholders to approve the Intel Corporation 2004 Equity Incentive Plan (the “2004 Plan”), and we said that we planned to submit the 2004 Plan to our stockholders for re-approval on an annual basis. Annual approval of the 2004 Plan affords our stockholders the opportunity to consider and review our equity compensation program on a yearly basis, and to evaluate and vote on continuation of the plan. The approval in 2004 covers the 2004 Plan to 2006, and we are now asking for our first annual re-approval, which will extend the 2004 Plan to 2007.

We are requesting that our stockholders vote in favor of amendments to the 2004 Plan to extend the term of the plan by an additional year, through June 30, 2007; provide for the addition of 130 million shares to cover awards under the 2004 Plan through its amended term; allow for grants of restricted stock and stock units to our non-employee directors should we elect to use these instruments; provide for the use of up to 100,000 shares for employee recognition stock awards having no minimum vesting period; and clarify our share-counting methodology. We continue to firmly believe that a broad-based stock option program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders, and we also believe that the amendments to the 2004 Plan are in the best interests of our stockholders and the company. The following summary of the amendments to the 2004 Plan is subject to the specific provisions contained in the full text of the 2004 Plan, as amended and restated, set forth as Exhibit A.

We are seeking approval of the following amendments to the 2004 Plan:

1. Extension of the term of the 2004 Plan until June 30, 2007. The 2004 Plan is currently scheduled to expire on June 30, 2006. Approval of this amendment would extend the expiration date of the 2004 Plan by an additional year, until June 30, 2007. As indicated in our 2004 proxy statement, the Board and management intend to submit annually for stockholder approval an extension of the 2004 Plan. Given the limited two-year duration of the 2004 Plan, this annual renewal cycle gives our stockholders more frequent opportunities to evaluate and vote on continuation of the plan. This short duration also will give us greater flexibility should future revisions be considered necessary to respond to market-competitive changes in equity compensation practices.

2. The addition of a sufficient number of shares to provide for awards under the 2004 Plan for an additional year. The total number of shares currently authorized for issuance under the 2004 Plan is 240 million. The Board is recommending the addition of 130 million shares to the total shares available under the 2004 Plan to enable us to meet our expected annual needs over the next two years. Of the 130 million additional shares, we would allot 2 million shares to long-term executive retention stock option grants having a term no longer than 10 years.

We grant the majority of our options early in the second quarter of the year in conjunction with our annual employee performance evaluation program. At the time of our annual meeting, we estimate that we will have granted approximately 125 million options pursuant to the 2004 Plan. If approved, the additional shares will provide us with an estimated 245 million shares available for issuance under the 2004 Plan over the next two years. The following table illustrates the net effect of this amendment on the shares available for issuance under the 2004 Plan:

Share Reservation Under the 2004 Equity Incentive Plan

Initial shares approved by stockholders in 2004	240 million
Estimated shares awarded (May 2004–May 2005)	(125 million	)

Estimated shares available for issuance (as of May 2005)	115 million
Additional shares requested in this proposal (May 2005)	130 million

Estimated total shares available for issuance (2005–2007)	245 million

We do not expect the additional shares that we are requesting stockholders to approve to significantly impact our “overhang” from equity plans. Overhang is the total number of shares related to options granted but not yet exercised, plus shares available for grant, divided by total shares outstanding at the end of the reporting period. We expect that overhang will decline over time, as the majority of the options issuable under the 2004 Plan will have a maximum term of seven years. Historically, options granted under our stock option programs have generally had a term of 10 years.

3. The ability to utilize various equity vehicles, including stock options, restricted stock or stock units, performance-based stock awards or stock appreciation rights, in making awards to non-employee directors. The 2004 Plan currently allows us to grant a limited number of restricted stock and stock unit awards to employees, but provides for only stock option grants to non-employee directors. This amendment would expand the types of awards that we could make to non-employee directors, subject to the 2004 Plan’s share limitations on non-employee director awards. We have historically utilized stock options as our sole form of equity compensation for non-employee directors. The Board is currently undertaking a comprehensive review of our director compensation programs (see “Directors’ Compensation”); accordingly, we are seeking to amend the 2004 Plan to provide the flexibility to use other forms of equity compensation as appropriate in light of the results of that review.

4. The ability to use up to 100,000 shares for employee recognition stock awards having no minimum vesting period. We have programs that we use to recognize and reward the outstanding achievements of our employees with awards of small amounts of stock (typically no more than 100–150 shares per recipient) that vest immediately. NASDAQ rules now require that any equity awards to employees be approved by stockholders or be made pursuant to a plan approved by stockholders. We want to continue to use stock awards as part of these recognition programs, and we are requesting approval of an amendment to the 2004 Plan to allow the use of up to an aggregate of 100,000 shares for employee recognition awards having no minimum vesting period. The amendment would not increase the shares available for issuance under the 2004 Plan; rather, we would take the shares used for such recognition awards from the shares allocated to restricted stock and stock unit awards.

5. Clarification of our share-counting methodology. Our policy is that the following types of shares are not available for future issuance as awards under our equity plans: (1) shares not issued or delivered as a result of the net share settlement of outstanding stock appreciation rights, (2) shares used to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option or receipt of an award, and (3) shares acquired in the open market using the proceeds from the payment of the exercise price in connection with the exercise of an outstanding stock option. The amendment would put this policy into the written provisions of the 2004 Plan and make clear that such practices are expressly prohibited.

Background on Stock Compensation at Intel

The use of stock options has long been a vital component of our overall compensation philosophy, which is premised on the principle that any long-term pay-for-performance incentive compensation should be closely aligned with stockholders’ interests. We believe that over the years, we have been very successful in achieving this objective through the use of fixed-price stock options for the majority of our employees. Fixed-price stock options align employees’ interests directly with those of our other stockholders, because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding employees only upon improved stock price performance.

We believe that stock options, the core of our long-term employee incentive and retention program, have been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. We believe that broad-based stock options focus employees at every level of the company on the same performance improvement goals, and have embedded in our culture the necessity for employees to think and act as stockholders. Our general compensation philosophy is that total cash compensation should vary with our performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with stockholders’ interests. Our total compensation goal is to deliver lower total compensation than our peer groups in periods of poor company performance, but provide a premium for superior company performance (see “Report of the Compensation Committee on Executive Compensation” for additional information on our pay-for-performance compensation programs). Without the ability to award equity compensation, we would need to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent that is critical to our future success.

We have a long history of linking employee compensation to our long-term stock performance. For more than 25 years, we have been granting stock options to our officers and other key employees. Beginning in 1997, we expanded our stock option program by making it broad-based as well as global. As a result, under our current stock option program, all general full-time and part-time employees are eligible for stock option grants, with annual grants made to more than 90% of the eligible employee population. While we grant employee stock options from time to time during the year, we make most of our option grants in the second quarter of each year as part of our company-wide employee performance evaluation program. We strongly believe that stock-based compensation should not be limited to senior management and that all employees, regardless of role or responsibility, should have a stake in our future. Accordingly, Compensation Committee policy limits grants to our five most highly compensated executive officers (six in 2004) to no more than 5% of total options granted in any one year. Over the last five years, we awarded only 1.2% of all option grants to our five most highly compensated executive officers (six in 2004).

Although we believe that employee stock ownership is a significant contributing factor in achieving superior corporate performance, we recognize that the expansion to a broad-based stock option program has led to an increase in our stock overhang. Our fiscal 2004 stock overhang was 17.7%. The following factors have contributed to the increase in overhang: (1) historically long stock option vesting periods, with stock option grants made in the years up to and including 2002 generally vesting five years from grant date; and (2) long employee exercise periods, with grants generally having 10-year terms. We have a long-term goal to limit our annual dilution (total stock options or equity awards granted less cancellations, divided by shares outstanding at the beginning of the year) to less than 2%. Over the last five years, our annual dilution from stock options has averaged 1.8%. We expect that overhang will decline over time, as the majority of options issuable under the 2004 Plan will have a maximum term of seven years.

We strongly believe that our stock option programs and emphasis on employee stock ownership have been integral to our success in the past and will be important to our ability to achieve consistently superior performance in the years ahead. We believe that consistently superior performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved company performance and stockholder returns. Therefore, we consider approval of the amendments to the 2004 Plan vital to our future success in that it will enable us to continue offering equity awards to our employees.

In 2004, we granted 114.7 million options to our employees, including executive officers, and non-employee directors, with approximately 99% of the options granted to employees other than our Chief Executive Officer and the next five most highly compensated executive officers. The 2004 burn rate, defined as the total options granted in a year divided by our common shares outstanding at the beginning of the year, was 1.77%, which was higher than the 2003 burn rate of 1.67%, primarily due to growth in our employee population. Our 2004 annual dilution was 1.3%.

As of March 25, 2005, we have granted approximately 23.8 million options under the 2004 Plan to our employees, 0.1 million options to our non-employee directors and 0.8 million options to executive officers (including 0.4 million options to Mr. Otellini, Intel’s President and Chief Operating Officer and CEO-elect). Because we grant the majority of our stock options in the second quarter in conjunction with our annual employee performance evaluation program, we estimate that at the time of the annual meeting we will have granted approximately 125 million options to our employees, including our executive officers, pursuant to the 2004 Plan.

Equity Compensation Plan Information

The 2004 Plan replaced our stockholder-approved 1984 Stock Option Plan, which expired in 2004, and our non-stockholder-approved 1997 Stock Option Plan (the “1997 Plan”). We will not make future awards under either of those plans.

Information as of December 25, 2004 regarding equity incentive plans approved and not approved by stockholders is summarized in the following table (shares in millions):

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options		(B) Weighted Average Exercise Price of Outstanding Options	(C) Number of Shares Remaining Available for Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column A)
Equity incentive plans approved by stockholders	154.6		$18.73	287.9	(1)
Equity incentive plans not approved by stockholders (2)	722.8		$27.97	—

Total	877.4	(3)	$26.34	287.9

(1)	Includes 67.5 million shares available under our 1976 Employee Stock Participation Plan.

(2)	Consists of shares underlying options granted under the 1997 Plan.

(3)	Total excludes 6.5 million shares issuable under outstanding options, with a weighted average exercise price of $16.26, originally granted under plans we assumed in connection with acquisitions. The 1997 Plan was terminated as to future grants when the 2004 Plan was approved by stockholders in May 2004.

The 1997 Plan provided for the grant of stock options to employees other than officers and directors. When our stockholders approved the 2004 Plan in May 2005, we terminated this plan, which was not approved by stockholders. The Compensation Committee administers the 1997 Plan, and it has the power to determine matters relating to outstanding option awards under the plan, including conditions of vesting and exercisability. Options granted under the 1997 Plan expire no later than 10 years from the grant date. Options granted under this plan generally vest within five years, with some options granted in 2003 and 2004 vesting in increments over four or five years from the date of grant, and certain grants to key employees having delayed vesting generally beginning six years from the date of grant.

Purpose of the 2004 Plan

As amended and restated, the 2004 Plan will allow us to make broad-based grants of stock options, restricted stock, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, to employees and to non-employee directors through June 30, 2007. The purpose of these stock awards is to attract and retain talented employees and non-employee directors, further align employee and stockholder interests, continue to closely link employee compensation with company performance, and maintain a culture based on employee stock and company ownership.

Key Terms

The following is a summary of the key provisions of the 2004 Plan, as amended and restated. The proposed amendments to the 2004 Plan are in bold type in the following table.

Plan Term:	May 19, 2004 to June 30, 2007

Eligible Participants:	All of our full-time and part-time employees, where legally eligible to participate, and our non-employee directors

Shares Authorized:	370,000,000 over the three-year term of the plan, subject to adjustment only to reflect stock splits and similar events; includes 130,000,000 shares in addition to the 240,000,000 shares approved by stockholders in 2004.

Award Types (available to all eligible participants, including non-employee directors):	(1) Stock options (2) Restricted stock (3) Stock units (4) Stock appreciation rights

Award Terms:	Stock options and stock appreciation rights will have a term no longer than seven years, except that up to 10 million shares may be utilized for long-term executive retention stock option grants having a term no longer than 10 years; includes 2 million shares allocated to long-term retention grants in addition to the 8 million shares approved by stockholders in 2004.

162(m) Share Limits:

So that awards may qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the 2004 Plan limits awards to an individual participant in any calendar year to:

(1)    No more than 3 million shares subject to stock options or stock appreciation rights to an individual participant annually, or

(2)    No more than 2 million shares subject to restricted stock or stock unit awards to an individual participant annually.

These limits are greater than the number of options that we have granted to any individual in the past.

Other Share Limitations:

(1)    No more than 35 million shares may be issued under restricted stock and restricted stock unit awards.

(2)    No more than 30,000 shares may be subject to awards granted to a non-employee director in any calendar year.

Vesting:

Determined by the Compensation Committee or the Board of Directors within the following limits (subject to exceptions for death, disability or retirement):

(1)    Restricted stock or stock units shall not vest in less than pro rata installments over three years unless vesting is based on the achievement of performance criteria, in which case such awards shall not vest in less than one year. Up to an aggregate of 100,000 shares may be used for employee recognition stock awards having no minimum vesting period.

(2)    Stock options or stock appreciation rights shall not first become exercisable in less than one year.

(3)    Performance vesting criteria, if any, will be established by award at grant date.

Not Permitted:

(1)    Granting stock options or stock appreciation rights at a price below the market value of Intel stock on the date of grant.

(2)    Repricing, or reducing the exercise price of a stock option or stock appreciation right without stockholder approval.

(3)    Reload grants or the granting of options conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.

(4)    Adding shares back to the number available for issuance when a stock appreciation right is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Eligibility

Only employees of Intel and its subsidiaries and our non-employee directors are eligible to receive awards under the 2004 Plan. The Compensation Committee determines which employees will participate in the 2004 Plan, and the Board determines the terms of grants to non-employee directors. As of February 25, 2005, there were approximately 85,400 employees and eight non-employee directors eligible to participate in the 2004 Plan.

Awards

The 2004 Plan allows the grant of stock options, stock appreciation rights, restricted stock or stock units, any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Compensation Committee has the discretionary authority to determine the size of awards to employees. The use of performance-based requirements will be considered in the context of our total compensation program and the significant level of pay-for-performance requirements already incorporated into our compensation practices.

Non-Employee Director Awards

Each year, non-employee directors may receive award(s) for a number of shares established by the Board, but no more than 30,000 shares annually. Subject to limits in the plan terms applicable to awards under the 2004 Plan, the Board has the discretion to determine the form and terms of awards to non-employee directors. We granted each non-employee director options for 15,000 shares in 2004, except for Ms. Barshefsky, to whom we awarded an additional prorated grant of 5,000 stock options for the period from the date of her appointment (January 21, 2004) to the annual election of directors in May 2004.

Vesting and Exercise of Stock Options

The exercise price of stock options granted under the 2004 Plan may not be less than the market value (the average of the high and low market price) of the common stock on the date of grant. For example, on February 24, 2005, the average of the highest and lowest quoted sales prices of our common stock was $23.44 per share, which would have been the grant price for any stock options granted on that date. The option term may not be longer than seven years in the case of stock options vesting in full in less than five years, and may not be longer than 10 years in the case of stock options vesting in full in five or more years (long-term executive retention grants). The Compensation Committee (or, for non-employee director awards, the Board) will determine when each stock option becomes exercisable, including the establishment of required performance vesting criteria, if any, and provided that no stock option may be exercised less than one year from the date of grant (except upon the death, disability or retirement of the participant). We may require, prior to issuing common stock under the 2004 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements.

Vesting of Restricted Stock and Stock Unit Awards

The Compensation Committee (or, for non-employee director awards, the Board) may make the grant, issuance, retention and/or vesting of restricted stock and stock unit awards contingent upon continued employment with Intel, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Except in the case of death, disability or retirement of the participant, stock issued upon exercise or settlement of options or stock appreciation rights, restricted stock and stock unit awards that are contingent upon the achievement of performance objectives shall not vest in less than one year from the date of grant, and awards that are contingent upon continued employment or the passage of time shall not fully vest in less than pro rata installments over three years from the date of grant. Notwithstanding the limitations of the preceding sentence, up to 100,000 shares shall be available for use as employee recognition stock awards having no minimum vesting period.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be based on one or more of the factors set forth in the 2004 Plan (which may be adjusted as provided in the plan), applied either individually, alternatively or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award.

To the extent that an award under the 2004 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.

Notwithstanding satisfaction of any performance criteria to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

Awards granted under the 2004 Plan are transferable by will or the laws of descent and distribution, or to the extent otherwise determined by the Compensation Committee. The Compensation Committee has sole discretion to permit the transfer of an award.

Administration

The Compensation Committee, which is made up entirely of independent directors, administers the 2004 Plan. The Compensation Committee will select the employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2004 Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2004 Plan and establish, amend and rescind any rules relating to the 2004 Plan. The Compensation Committee may delegate to a committee of one or more directors the ability to grant awards and take certain other actions with respect to participants who are not executive officers, and may delegate certain administrative or ministerial functions under the 2004 Plan to an officer or officers. The Compensation Committee has delegated authority to the CEO-elect, one of our directors, to grant awards to non-executive employees within limits and a budget pre-approved by the Compensation Committee.

Amendments Requiring Stockholder Approval

The Board may terminate, amend or suspend the 2004 Plan, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	Increase the number of shares that may be issued under the 2004 Plan;

•	Permit granting of stock options at less than the market value;

•	Permit the repricing of outstanding stock options;

•	Amend the maximum shares set forth that may be granted as stock options, stock appreciation rights, restricted stock or stock units to any participant or in total;

•	Extend the term of the 2004 Plan;

•	Change the class of persons eligible to participate in the 2004 Plan; or

•	Otherwise implement any amendment required to be approved by stockholders under NASDAQ rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock or any similar event affecting our common stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2004 Plan, and subject to the various limitations set forth in the 2004 Plan, the number and kind of shares subject to outstanding awards under the 2004 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Intel on outstanding stock options, stock appreciation rights, restricted stock and stock units granted under the 2004 Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the 2004 Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

Stock option grants under the 2004 Plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Section 83 of the Tax Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and we will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the Tax Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

The American Jobs Creation Act of 2004 added Section 409A to the Tax Code, generally effective January 1, 2005. The IRS has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A also does not cover stock appreciation right plans if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is never less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Section 409A does apply to restricted stock units, performance units and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur.

As described above, awards granted under the 2004 Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2004 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2004 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of our executive compensation philosophy, see “Report of the Compensation Committee on Executive Compensation.”

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” approval of amendment and extension of the Intel Corporation 2004 Equity Incentive Plan.

PROPOSAL 4: APPROVAL OF AMENDMENT AND EXTENSION OF THE EXECUTIVE OFFICER INCENTIVE PLAN

Introduction

Our Executive Officer Incentive Plan (EOIP) was established in 1994, amended and restated in 1995, and our stockholders last approved it in 2000. The EOIP is a cash-based, pay-for-performance incentive program, and its purpose is to motivate and reward our executive officers, including our Chief Executive Officer (CEO), for their contributions to our performance. To ensure that performance-based compensation over $1,000,000 payable to the CEO and our four other most highly compensated executive officers is tax-deductible and qualifies under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), the material terms of performance-based compensation plans, including the employees eligible to receive compensation under the plan, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that could be paid to any employee under the plan (or the formula used to calculate the amount of compensation to be paid to the employee), must be approved by our stockholders. The EOIP is designed to provide for this type of performance-based compensation.

In accordance with current tax laws, stockholder approval lasts for approximately five years, and this plan now needs re-approval to be tax qualified. We are asking our stockholders to extend qualification of the EOIP under Section 162(m) of the Tax Code for incentives established within five years from the date of the 2005 Annual Stockholders’ Meeting, to approve amendments to the EOIP to clarify the Compensation Committee’s authority under the EOIP, and to address the terms and conditions for executive officer participation in the EOIP.

Our EOIP is a cash-based, pay-for-performance incentive program that effectively links our financial performance with the total cash compensation paid to our executive officers. This is accomplished through our executive officers having a lower percentage of their total cash compensation in base salary and a higher percentage of their total cash compensation in variable pay through the EOIP program, which is linked to our earnings per share (“EPS”). As a result, our executive officers have a large percentage of their total cash compensation at risk, and their total cash compensation varies with our financial performance.

The Board’s Compensation Committee, which consists solely of independent directors, determines payments under this plan. The Compensation Committee recommends that our stockholders re-approve this plan, and, as described below, it has utilized the plan to set 2005 incentive baseline amounts for our executive officers. If our stockholders do not approve the EOIP at the annual meeting, we will terminate the EOIP plan, and we will not pay any incentives under this plan for the 2005 performance year. However, we expect to make incentive payments to the executive officers in amounts similar to those that would have otherwise been paid under the EOIP; the difference is that we will lose a portion of the tax deductibility that would have otherwise been available to us. The Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m) of the Tax Code. If we cannot deduct incentives from our taxes, it will increase the overall cost of these incentive payouts to us and thus to our stockholders through reduced net income.

The full text of the amended and restated EOIP appears in Exhibit B. The principal features are outlined below and should be reviewed along with the information in the text of the plan.

Purpose of the EOIP

The EOIP is a cash-based, pay-for-performance incentive program, and its purpose is to motivate and reward eligible employees for their contributions to our performance by making a large portion of their cash compensation variable and dependent upon our performance. As a result of having a lower percentage of their total cash compensation in base salary and a higher percentage of their total cash compensation in performance-based incentives, our executives generally have more compensation risk than executives of our peer groups. As an example, in 2004 the total cash compensation of CEO Craig R. Barrett was $2,454,000, of which $1,756,800, or 72%, of his total cash compensation was performance-based under the EOIP. This is compared to CEOs at our peer groups who have on average 61% of their total cash compensation incentive performance-based. As previously described in “Report of the Compensation Committee on Executive Compensation,” our peer groups (also referred to as “the market”) consist of a cross-industry subset of Fortune 50 companies as well as a technology industry subset of companies generally considered to be comparable to Intel.

We believe that we have effectively linked our executive officers’ total cash compensation to our financial performance through the EOIP, and as a result of lower-than-market base salary and higher-than-market incentive payouts. In times of poor financial performance, our total cash compensation is lower than market. Conversely, in times of sustained excellent financial performance, our higher variability yields higher-than-market total cash compensation, motivating and rewarding executive officers for excellent performance.

In support of our pay-for-performance philosophy, we intend for the actual EOIP payouts to be closely linked to our financial performance for the fiscal year. The pay-for-performance variability in the EOIP is illustrated in the following graph. From 1998 to 2000, average total cash compensation of our top five most highly compensated executive officers increased 38%, while our EPS grew 76%. In 2001, our EPS declined 87%, and, as we intended, the average total cash compensation of our top five most highly compensated executives declined by 51%. Since 2001, the average total cash compensation of our top five most highly compensated executives (top six for 2004) has grown 26% and our EPS has grown 511% in the same time period.

†EPS is net income divided by Intel’s weighted average common shares outstanding, assuming dilution.
††Represents the total cash compensation average for the top six most highly compensated executive officers.

Eligibility

Our executive officers, as determined by the Compensation Committee, are eligible to participate in the EOIP. Currently, each of our 14 executive officers participates in the EOIP. Executive officer eligibility is defined more broadly than the Section 162(m) requirements of the Tax Code to ensure consistent alignment of our executives to our financial goals.

Payout Formula/Maximum Payout

The EOIP includes a formula to calculate the maximum annual incentive payout for each executive officer; however, we cannot pay EOIP incentives in excess of $5,000,000 annually to any executive officer. In 1997, Andrew S. Grove earned $2,669,100, the highest payout under the EOIP to date. The EOIP formula is composed of three variables: (1) the executive officer’s annual incentive baseline amount, which the Compensation Committee determines annually; (2) our EPS; and (3) a factor pre-established each year by the Committee (the “Performance Factor”). At the end of each year, we multiply the individual’s incentive baseline amount by our EPS for the year and the Performance Factor to calculate the maximum EOIP incentive for that year.

For purposes of the EOIP incentive formula, “EPS” means the greater of our operating income or our net income per weighted average common shares outstanding, assuming dilution. Operating income does not include gains or losses on equity securities or interest or other income we earned, and does not include a deduction for interest expense or income taxes; as a result, EPS based on operating income generally exceeds EPS based on net income. The Compensation Committee, in its sole discretion and in compliance with IRS regulations, may adjust our operating income or net income for unusual, extraordinary or one-time events. These adjustments may include but are not limited to asset write-downs; acquisition-related charges; litigation, claim judgments, settlements or tax settlements; the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; gains or losses on investments (realized or unrealized); and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year. Adjustments made in the past have generally been made to eliminate the impact on EPS of large non-recurring expenses or settlements that cannot be planned for, such as acquisition-related expenses and tax or legal settlements, among other things.

The Committee determines the Performance Factor annually for all participants in the EOIP. When determining the annual Performance Factor, the Committee considers Intel’s past financial performance, its internal estimates of current year financial performance, and the competitiveness of its executive officers’ base salary and incentive baseline amounts compared to its peer groups.

Actual Awards

Under the EOIP, the Compensation Committee has discretion to reduce, but not to increase, an individual’s maximum incentive payout. The EOIP does not specify the factors that the Compensation Committee evaluates in the exercise of its discretion to reduce nor does it require the Compensation Committee to make such a reduction. In past years, the Compensation Committee has traditionally exercised its discretion and has reduced the incentive payouts below what the EOIP formula yielded. For an example, see the “Report of the Compensation Committee on Executive Compensation” for a discussion on the reduction made in 2004.

U.S. Income Tax Consequences

As described above, we intend incentives granted under the EOIP to qualify as “performance-based compensation” under Section 162(m) of the Tax Code. By so doing, we preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers. To qualify, incentive awards must be granted under the stockholder-approved EOIP by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations). In addition, the performance criteria must be set by a committee consisting solely of two or more “outside directors” within the first ninety (90) days of the service period, and the extent to which amounts payable under the performance criteria must likewise be certified by the committee.

Effective generally January 1, 2005, plans that are not tax-qualified under which compensation may be deferred must comply with Section 409A of the Tax Code (as added by The American Jobs Creation Act of 2004). Section 409A

provides specific rules for deferral elections, distributions and funding mechanisms under non-qualified deferred compensation plans. Failure to comply would result in significant penalties and interest for the individual but would not impact our tax deduction for deferred compensation.

Amendments to the EOIP

We are also requesting that our stockholders approve amendments to the EOIP. The purpose of these amendments is to clarify the Compensation Committee’s authority under the EOIP and to address our executive officers’ terms and conditions of participation. The full text of the amendments appears in Exhibit B. The principal features of the EOIP, including the proposed amendments, are outlined below (other than those features that have already been discussed in the preceding pages) and should be reviewed along with the text of the plan.

•	Section 5. Payment of Incentive: Requires that the executive officer be employed by Intel on the last day of the EOIP performance period in order to be eligible for incentive payouts. The Compensation Committee, in its sole discretion, can make exceptions to this requirement in the case of death, disability or retirement.

•	Section 6. Amendment and Termination: The Board of Directors or the Compensation Committee can amend or terminate the EOIP at any time, but stockholder approval will be required for amendments to change the class of executives eligible to participate in the plan, change the performance criteria on which amounts payable under the plan are conditioned, change the maximum amount of compensation that can be paid to any one employee under the plan, or otherwise, in each case to the extent required to satisfy Section 162(m) of the Tax Code.

•	Section 7. Income Tax Withholding: We have the right to make all incentive payouts under the EOIP net of any federal, state or local taxes.

•	Section 8. Severability: If a court or other regulatory body declares any term or condition of the EOIP to be unlawful, the other terms and conditions of the EOIP will remain in effect.

•	Section 9. Non-assignability: No executive officer may sell, assign or gift any incentives under the EOIP until these incentives have actually been paid.

•	Section 10. Non-exclusivity of Plan: The adoption of the EOIP by the Board of Directors and submission of the EOIP to stockholders for approval do not create any limitation on the power of the Compensation Committee or the Board to adopt other cash or equity-based compensation programs.

•	Section 11. Employment at Will: Executive officers who participate in the EOIP are not guaranteed continued employment; we have the sole discretion to discharge any participant in the EOIP.

•	Section 12. No Vested Interest or Right: Executive officers do not accrue or receive a vested right in their EOIP payout until the actual payout is made to the executive officer. We have no obligation to treat participants identically under the EOIP.

•	Section 13. Governing Law: The EOIP will be interpreted under the laws of the State of Delaware and applicable federal law.

We are requesting that our stockholders approve the amended and restated EOIP so that incentive payments under the EOIP qualify as performance-based compensation and continue to be deductible for federal income tax purposes. We believe that this is in the best interests of the company and our stockholders.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” amendment and extension of the Intel Corporation Executive Officer Incentive Plan.

ADDITIONAL MEETING INFORMATION

Meeting Proposals. There are no other matters that the Board intends to present, or has reason to believe others will present, at the annual meeting. If other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

Proxy Solicitation. We will bear the expense of soliciting proxies, and we have retained D. F. King & Co., Inc. for a fee of $15,000 plus a reasonable amount to cover expenses. Certain of our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy material to the beneficial owners of the stock, and we must reimburse such brokers and nominees for the expenses of doing so in accordance with certain statutory fee schedules. We currently estimate that this reimbursement will cost us more than $4.5 million. The actual amount will depend on variables such as the number of proxy materials, the number of stockholders receiving electronic delivery and postage cost. See “Electronic Delivery of Our Stockholder Communications” for information on how you can help us reduce printing and mailing costs.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and NASDAQ an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on a review of the copies of such forms in our possession, and on written representations from certain reporting persons, we believe that during fiscal 2004, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that Dr. Moore made a gift of 227,200 shares to the California Institute of Technology in 2001 that was not timely reported. A corrective filing has since been made.

2006 Stockholder Proposals or Nominations. From time to time, our stockholders submit proposals that they believe should be voted on at the annual meeting or recommend persons who they believe should be nominated for election to the Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our 2006 proxy statement. Any such stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary, via e-mail at corporate.secretary@intel.com, by fax to (408) 653-8050 or mailed to Cary Klafter, Intel Corporation, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. We must receive all submissions no later than November 29, 2005. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Corporate Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see “The Board, Board Committees and Meetings.”

Alternatively, under our Bylaws, if a stockholder does not want to submit a proposal for the 2006 annual meeting in our proxy statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board, the stockholder may submit the proposal or nomination not less than 45 days or more than 120 days prior to the anniversary of the date on which we first mailed our proxy materials for the 2005 annual meeting, unless the date of the 2006 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2005 annual meeting. For our 2006 annual meeting, we must receive such proposals and nominations no earlier than November 29, 2005 and no later than February 12, 2006. If the date of the 2006 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2005 annual meeting, the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 60th day prior to the 2006 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary via e-mail at corporate.secretary@intel.com, by fax to (408) 653-8050 or by mail to Cary Klafter, Intel Corporation, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119. Our Bylaws are also available on our web site at www.intel.com/intel/finance/docs/bylaws.pdf. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Financial Statements. Our financial statements for the year ended December 25, 2004 are included in our 2004 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement. We encourage our stockholders to conserve natural resources, as well as reduce mailing and printing costs, by signing up for electronic delivery of our stockholder communications. For more information, see “Electronic Delivery of Our Stockholder Communications.” If you have not received or had access to the annual report, please call our Investor Relations department at (408) 765-1480, and we will send a copy to you. Our annual report and this proxy statement are available on the Internet at www.intel.com/intel/annualreports/2004.

COMMUNICATING WITH US

From time to time, we receive calls from stockholders asking how they can communicate with us. The following communication options are available.

If you would like to receive information about us, you may use one of the following methods:

1.	Our main Internet site, located at www.intel.com, contains product and marketing information as well as job listings. Our Investor Relations site, located at www.intc.com, contains press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2004 Annual Report to Stockholders are both available on the Internet at www.intel.com/intel/annualreports/2004.
2.	To have information such as our latest Form 10-Q or annual report mailed to you, please call our transfer agent, Computershare Investor Services, LLC, at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (outside the U.S. and Canada). You can view your Intel stock holdings electronically and perform other transactions by enrolling in Computershare’s Investor Center at www.computershare.com.

If you would like to contact us, call our Investor Relations department at (408) 765-1480, or send correspondence to Intel Corporation, Attn: Investor Relations, M/S RN5-24, 2200 Mission College Blvd., Santa Clara, California 95052-8119.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary via e-mail at corporate.secretary@intel.com, by fax to (408) 653-8050 or by mail to Cary Klafter, Intel Corporation, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119, or call our Investor Relations department at (408) 765-1480. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Intel stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives, you may want to enroll some or all of your accounts in our electronic delivery program. See “Electronic Delivery of Our Stockholder Communications.”

By Order of the Board of Directors

By: Cary I. Klafter Corporate Secretary

Santa Clara, California

March 29, 2005

Intel, the Intel logo, Pentium and Itanium are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries. *Other names and brands may be claimed as the property of others.

EXHIBIT A

INTEL CORPORATION

2004 EQUITY INCENTIVE PLAN

AS AMENDED AND RESTATED, EFFECTIVE MAY 18, 2005

1. PURPOSE

The purpose of this Intel Corporation 2004 Equity Incentive Plan (the “Plan”) is to advance the interests of Intel Corporation, a Delaware corporation, and its Subsidiaries (hereinafter collectively “Intel” or the “Corporation”), by stimulating the efforts of employees who are selected to be participants on behalf of Intel, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of Intel, assisting Intel in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract and retain the best available individuals for service as directors of the Corporation. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and stock units, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2. DEFINITIONS

(a) “Award” means a stock option, stock appreciation right, restricted stock or stock unit granted to a Participant pursuant to the Plan.

(b) “Board of Directors” means the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d) “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(f) “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.

(g) “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

(h) “Performance Award” means an Award that vests only upon the satisfaction of one or more of the Qualifying Performance Criteria specified in Section 10(b).

(i) “Plan” means this Intel Corporation 2004 Equity Incentive Plan.

(j) “Share” shall mean a share of common stock, $.001 par value, of the Corporation or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

(k) “Subsidiary” means any corporation or entity in which Intel Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

3. ADMINISTRATION

(a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Corporation (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the administration of the Plan to an officer or officers of the Corporation, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)	to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii)	to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii)	to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv)	to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v)	to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi)	to determine whether, and the extent to which, adjustments are required pursuant to Section 11;

(vii)	to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii)	to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

4. PARTICIPANTS

Awards under the Plan may be granted to any person who is an employee or Outside Director of the Corporation. Outside Directors may be granted Awards only pursuant to Section ~~8(i)~~9 of the Plan. The status of the Chairman of the Board of Directors as an employee or Outside Director shall be determined by the Committee. Any person designated by the Corporation as an independent contractor shall not be treated as an employee and shall not be eligible for Awards under the Plan.

5. EFFECTIVE DATE AND EXPIRATION OF PLAN

(a) Effective Date. This Plan was approved by the Board of Directors on February 20, 2004 and ~~will become~~ became effective on May 19, 2004~~, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2004 Annual Meeting of Stockholders~~.

(b) Expiration Date. The Plan shall remain available for the grant of Awards until June 30, ~~2006~~ 2007 or such earlier date as the Board of Directors may determine. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6. SHARES SUBJECT TO THE PLAN

(a) Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance as Awards under the Plan is ~~240,000,000~~ 370,000,000, of which no more than an aggregate of 35,000,000 Shares may be issued as restricted stock or stock units and no more than an aggregate of ~~8,000,000~~ 10,000,000 Shares shall be available for issuance as stock options under any program providing for stock option grants that vest in full in five or more years and that have a maximum term of ten years. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the option exercise price.

(b) Tax Code Limits. The aggregate number of Shares subject to stock options or stock appreciation rights granted under this Plan during any calendar year to any one Participant shall not exceed 3,000,000. The aggregate number of Shares subject to restricted stock or stock unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares issued pursuant to incentive stock options granted under the Plan shall not exceed ~~240,000,000~~ 370,000,000, which limitation shall be subject to adjustment under Section 11 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.

7. PLAN AWARDS

(a) Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock and stock units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv) Stock Unit. A “Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Stock Unit Agreement”).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8. ~~GRANT, TERMS AND CONDITIONS OF STOCK OPTIONS AND SARS~~ EMPLOYEE PARTICIPANT AWARDS

(a) Grant, Terms and Conditions of Stock Options and SARs

The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the average of the high and low sales prices of the Corporation’s common stock. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(ii) No Repricing. Other than in connection with a change in the Corporation’s capitalization (as described in Section 11 of the Plan), the exercise price of ~~an~~a Stock Option or SAR may not be reduced without stockholder approval.

(iii) No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(iv) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one (1) year from its date of grant, other than upon the death, disability or retirement of the person to whom the Stock Option was granted, in each case as specified in the Option Agreement.

Each Stock Option or SAR that vests in full in less than five (5) years (standard grants) must expire within a period of not more than seven (7) years from the grant date and each Stock Option or SAR that vests in full in five (5) or more years (long-term retention grants) must expire within a period of not more than ten (10) years from the grant date. In each case, the Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(vi) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of “Stock Units” equal in number to the number of Shares whose delivery is so deferred.

(vii) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(viii) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

(ix) ~~Outside Director Stock Options. Each Outside Director shall be granted a Non-qualified Stock Option (an “Outside Director Option”) once each fiscal year for not more than 30,000 Shares, as determined by the Board of Directors, provided that if an Outside Director is elected to begin serving as a director on a date not coincident with the grant date for such annual grant, then he or she will be granted an initial Outside Director Option as of the date of the first meeting of the Board of Directors at which he or she serves for a prorated number of Shares based on the number of months remaining until the next annual Outside Director Option grant. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Option, or the formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such Stock Options shall be specified from time to time by the Board of Directors, subject to the terms of this Plan applicable to Stock Options in general.~~

~~9. GRANT, TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS~~

(b) Grant, Terms and Conditions of Restricted Stock and Stock Units

The Committee may grant Restricted Stock or Stock Units at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Restricted Stock Agreement and each Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(ii) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Up to 100,000 Shares shall be available for issuance to employee Participants as Awards having no minimum vesting period. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Stock or Stock Unit Award in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock Award is granted.

(iv) Termination of Employment. The Restricted Stock or Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Committee. The number of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is so settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 11. Any Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

9. OUTSIDE DIRECTOR AWARDS

Each Outside Director may be granted Awards (each an “Outside Director Award”) each fiscal year for up to 30,000 Shares, as determined by the Board of Directors. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Award, or the formula pursuant to which such number shall be determined, the type or types of Awards included in the Outside Director Awards, the date of grant and the vesting, expiration and other terms applicable to such Outside Director Awards shall be specified from time to time by the Board of Directors, subject to the terms of this Plan, including the terms specified in Section 8. If the Board of Directors reasonably believes that an Outside Director has committed an act of misconduct as specified in Section 8(a)(v), the Board of Directors may suspend the Outside Director’s right to exercise any Stock Option or SAR and/or the vesting of any Restricted Stock or Stock Unit Award pending a determination of whether an act of misconduct has been committed. If the Board of Directors determines that an Outside Director has committed an act of misconduct, neither the Outside Director nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and shall forfeit any unvested Restricted Stock or Stock Unit Award.

10. OTHER PROVISIONS APPLICABLE TO AWARDS

(a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10(a) shall be void and unenforceable against the Corporation.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(e) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by Intel issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

11. ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Corporation or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Corporation of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) If the outstanding Shares or other securities of the Corporation, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Shares or other securities of the Corporation, the Committee may appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price.

(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any other provision hereof to the contrary notwithstanding (except Section 11(a)), in the event Intel is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

12. LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Board of Directors determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Stock Unit Award shall not vest unless such listing, qualification, consent or approval has been unconditionally obtained.

13. TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, provided, however, that the Corporation shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

(c) Reduce the option price of outstanding Stock Options;

(d) Extend the term of this Plan;

(e) Change the class of persons eligible to be Participants; or

(f) Increase the limits in Section 6.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

14. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Stock Unit Award, or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

15. GENERAL PROVISIONS

(a) Employment At Will. Neither the Plan nor the grant of any Award nor any action by the Corporation, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Corporation or a Subsidiary, as the case may be, its interest may so require.

(b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

16. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or stock units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Corporation has determined that such registration is unnecessary.

18. LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

EXHIBIT B

INTEL CORPORATION

EXECUTIVE OFFICER INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE MAY 18, 2005

1. PURPOSE

The purpose of this amended and restated Executive Officer Incentive Plan (“Incentive Plan”) is to motivate and reward eligible employees by making a portion of their cash compensation dependent on earnings per share (“EPS”) of Intel Corporation (the “Company”). The Incentive Plan is designed to ensure that the annual incentive paid hereunder to executive officers of the Company is deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Tax Code”). This amended and restated Incentive Plan is subject to stockholder approval.

2. COVERED INDIVIDUALS

The individuals entitled to incentive payments hereunder shall be the executive officers of the Company, as determined by the Compensation Committee (the “Committee”).

3. THE COMMITTEE

(a) The Committee shall consist of at least two outside directors of the Company who satisfy the requirements of Section 162(m) of the Tax Code. The Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan in accordance with Section 162(m) of the Tax Code.

(b) Subject to the express provisions and limitations set forth in the Incentive Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Incentive Plan, including, without limitation, the following:

(i)	To prescribe, amend and rescind rules and regulations relating to the Incentive Plan and to define terms not otherwise defined herein;

(ii)	To determine which covered persons are eligible to be paid incentives and to which of such participants, if any, incentives hereunder are actually paid;

(iii)	To verify the Company’s EPS and the extent to which the Company has satisfied any other performance goals or other conditions applicable to the payment of incentives under the Incentive Plan;

(iv)	To prescribe and amend the terms of any agreements or other documents under the Incentive Plan (which need not be identical);

(v)	To determine whether, and the extent to which, adjustments are required pursuant to Section 4;

(vi)	To interpret and construe the Incentive Plan, any rules and regulations under the Incentive Plan, and the terms and conditions of any incentive opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(vii)	To make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

(c) All decisions, determinations and interpretations by the Committee regarding the Incentive Plan shall be final and binding on all covered individuals who are participants under the Incentive Plan. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A covered individual or other person claiming any benefits under the Incentive Plan may contest a decision or action by the Committee with respect to such person or an actual or potential incentive under the Incentive Plan only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

4. AMOUNT OF INCENTIVE

Incentive payments are made in cash. The maximum incentive payment is the product of (i) an individual incentive baseline amount in dollars for the performance period set by the Committee in writing and (ii) the numerical value of EPS for the performance period multiplied by a factor (the “Performance Factor”) that is set by the Committee in its sole discretion and is in writing. The term “performance period” shall mean the period for which the incentive is payable. For this calculation, the term “EPS” shall mean the greater of operating income or net income per weighted average common shares outstanding, assuming dilution, for the performance period, in each case adjustable based upon qualifying objective criteria selected by the Committee in its sole discretion within the period prescribed by the U.S. Internal Revenue Service. Such criteria may include, but are not limited to asset write-downs; acquisition-related charges; litigation, claim judgments, settlements or tax settlements; the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; unrealized gains or losses on investments; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year. The individual incentive baseline amount, the Performance Factor and the EPS definition shall be adopted by the Committee in its sole discretion with respect to each performance period no later than the latest time permitted by the Tax Code. However, no incentive in excess of $5,000,000 will be paid to any executive officer for any performance period. In its sole discretion, the Committee may also reduce, but may not increase, an individual’s incentive calculated under the preceding formula. In determining the amount of any reduced incentive, the Committee reserves the right to apply subjective, discretionary criteria to determine a revised incentive amount. The incentive payable hereunder shall be paid in lieu of any incentive payable under the Company’s broad-based variable cash incentive program.

5. PAYMENT OF INCENTIVE

The payment of an incentive for a given performance period requires that the executive officer be on the Company’s payroll as of the last day of the performance period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No incentive shall be paid unless and until the Committee makes a certification in writing as required to satisfy the conditions for exemption under Section 162(m) of the Tax Code.

6. AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate this Incentive Plan at any time with respect to future services of covered individuals. Incentive Plan amendments may be adopted by the Board of Directors or the Committee as defined in Section 3, and will require stockholder approval only to the extent required to satisfy the conditions for exemption under Section 162(m) of the Tax Code or otherwise.

7. TAX WITHHOLDING

The Company shall have the right to make all payments or distributions pursuant to the Incentive Plan to a participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to such participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. If the participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.

8. SEVERABILITY

If any provision of the Incentive Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Incentive Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit provided for under the Incentive Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Incentive Plan, and if the making of any payment in full or the provision of any other benefit provided for under the Incentive Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Incentive Plan.

9. NON-ASSIGNABILITY

Unless the Committee expressly states otherwise, no participant in the Incentive Plan may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any incentive opportunity or amounts determined by the Committee to be payable under the Incentive Plan, until such amounts (if any) are actually paid.

10. NON-EXCLUSIVITY OF PLAN

Neither the adoption of the Incentive Plan by the Board of Directors nor the submission of the Incentive Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

11. EMPLOYMENT AT WILL

Neither the Incentive Plan, selection of a person as a covered person eligible to be paid incentives under the Incentive Plan nor the payment of any incentive to any participant under the Incentive Plan nor any action by the Company or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any participant whenever in the sole discretion of the Company its interest may so require.

12. NO VESTED INTEREST OR RIGHT

At no time before the actual payout of an incentive to any participant under the Incentive Plan shall any participant accrue any vested interest or right whatsoever under the Incentive Plan, and the Company has no obligation to treat participants identically under the Incentive Plan.

13. GOVERNING LAW

The Incentive Plan and any agreements and documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute concerning the Incentive Plan shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

EXHIBIT C

CHARTER OF THE AUDIT COMMITTEE

AS AMENDED AND RESTATED, EFFECTIVE FEBRUARY 2, 2005

THE PURPOSE OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to represent and assist the Board of Directors in its general oversight of the company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (a) the preparation, presentation and integrity of the company’s financial statements; (b) accounting and financial reporting principles; and (c) the company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors, taking into account the information it receives, discussions with the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

MEMBERSHIP AND STRUCTURE

The Audit Committee is comprised of at least three directors determined by the Board of Directors to meet the director and audit committee member independence requirements and financial literacy requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”). At least one member of the Committee must be financially sophisticated, as determined by the Board, and no Committee member may have participated in the preparation of the financial statements of the company or any of the company’s current subsidiaries at any time during the past three years, each as required by NASDAQ listing standards. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as “audit committee financial experts”, shall be made on an annual basis by the full Board upon recommendation of the Nominating Committee. Meetings of the Audit Committee shall be held at such times and places as the Audit Committee shall determine, including by written consent. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the company. The Chair of the Audit Committee shall report on activities of the Committee to the full Board. In fulfilling its responsibilities the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

RESPONSIBILITIES

The Audit Committee:

•	Is directly responsible for the appointment, replacement, compensation, and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit Committee.

•	Obtains and reviews annually a report by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	Reviews and discusses with the independent auditor the written statement from the independent auditor concerning any relationship between the auditor and the company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

•	Establishes policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor.

•	Reviews and discusses with the independent auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor’s procedures with respect to interim periods.

C-1

•	Reviews and discusses reports from the independent auditors on (a) all critical accounting policies and practices used by the company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

•	Reviews and discusses with the independent auditor the independent auditor’s judgments as to the quality, not just the acceptability, of the company’s accounting principles and such further matters as the independent auditors present the Committee under generally accepted auditing standards.

•	Discusses with management and the independent auditor quarterly earnings press releases, including the interim financial information and Business Outlook included therein, reviews the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year.

•	Reviews and discusses with management and the independent auditor various topics and events that may have significant financial impact on the company or that are the subject of discussions between management and the independent auditor.

•	Reviews and discusses with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Reviews and approves related-party transactions (as defined in the relevant NASDAQ requirements).

•	Reviews and discusses with management, the independent auditor, and the company’s chief audit executive (CAE): (a) the adequacy and effectiveness of the company’s internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management; (b) the company’s internal audit procedures; and (c) the adequacy and effectiveness of the company’s disclosures controls and procedures, and management reports thereon.

•	Reviews annually with the CAE the scope of the internal audit program, and reviews annually the performance of both the internal audit group and the independent auditor in executing their plans and meeting their objectives.

•	Reviews and concurs in the appointment, replacement, reassignment, or dismissal of the CAE.

•	Reviews the use of auditors other than the independent auditor in cases such as management’s request for second opinions.

•	Reviews matters related to the corporate compliance activities of the company, including the review of reports from the company’s Ethics and Compliance Oversight Committee and other related groups.

•	Establishes procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Establishes policies for the hiring of employees and former employees of the independent auditor.

•	Publishes the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

•	When appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

The Audit Committee will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of its charter, and recommends any changes to the full Board.

The Audit Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

The Audit Committee shall meet at such times and places as the Audit Committee shall determine. The Audit Committee shall meet in executive session with the independent auditor, the CAE and management periodically. The Chairman of the Audit Committee shall report on Audit Committee activities to the full Board.

The Chairman of the Audit Committee is to be contacted directly by the CAE or the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, may warrant follow-up by the Audit Committee.

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Directions to the Santa Clara Convention Center

5001 Great America Parkway, Santa Clara, California

The Santa Clara Convention Center is located at the corner of Great America Parkway and Tasman Drive. Parking is available in front of the building and in a large parking garage behind the Convention Center. There is no charge for parking. The meeting will be held in the auditorium on the second level of the Convention Center.

From San Francisco

Take 101 South to the Great America Parkway exit. Go East onto Great America Parkway (a left turn). Follow for 1 1/2 miles to Tasman Drive. Turn right onto Tasman Drive, and the Convention Center will be on your left.

From Oakland

Take 880 South to 237 West. Turn left at the Great America Parkway exit. Follow for about  3/4 mile. Turn left onto Bunker Hill Drive (the Westin Hotel will be on your left). This will bring you directly into the parking garage for the Convention Center and the hotel.

From San Jose/Monterey/Morgan Hill

Take 101 North to the Great America Parkway exit. Go East onto Great America Parkway (a right turn). Follow for 1 1/2 miles to Tasman Drive. Turn right onto Tasman Drive, and the Convention Center will be on your left.

From Sacramento/Walnut Creek/Dublin

Take 680 South to Calaveras Highway/237 West.
See directions from Oakland (237 West).

From Santa Cruz/Los Gatos

Take 880 North to 101 North. See directions from San Jose.

Intel R

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DESIGNATION (IF ANY)

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Annual Meeting Proxy Card

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A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01 - Craig R. Barrett

02 - Charlene Barshefsky

03 - E. John P. Browne

04 - D. James Guzy

For Withhold

05 - Reed E. Hundt

06 - Paul S. Otellini

07 - David S. Pottruck

08 - Jane E. Shaw

For Withhold

09 - John L. Thornton

10 - David B. Yoffie

B Issues

The Board of Directors recommends a vote FOR the following.

For Against Abstain

2. Ratification of Selection of Independent Registered Public Accounting Firm

3. Approval of Amendment and Extension of the 2004 Equity Incentive Plan

4. Approval of Amendment and Extension of the Executive Officer Incentive Plan

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

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Proxy - Intel Corporation

Proxy Solicited by Board of Directors for Annual Meeting – May 18, 2005

ANDREW S. GROVE, CRAIG R. BARRETT and CARY I. KLAFTER, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intel Corporation to be held on May 18, 2005 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Election of Directors), FOR Item 2 (Ratification of Selection of Independent Registered Public Accounting Firm), FOR Item 3 (Approval of Amendment and Extension of the 2004 Equity Incentive Plan) and FOR Item 4 (Approval of Amendment and Extension of the Executive Officer Incentive Plan).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

Call toll free 1-866-593-2341 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site: www.computershare.com/us/proxy/intel

Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 18, 2005.

THANK YOU FOR VOTING